  As filed with the Securities and Exchange Commission on November 12, 2004

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  VisiJet, Inc.
                 (Name of small business issuer in its charter)

           Delaware                         3841                  33-0838660
(State or other jurisdiction    (Primary Standard Industrial     (IRS Employer
of corporation or organization)  Classification Code Number)    Identification
                                                                   Number)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                                 (949) 450-1660
   (Address and telephone number of registrant's principal executive offices)

                              Laurence M. Schreiber
                          192 Technology Drive, Suite Q
                            Irvine, California 92618

                               Ph. (949) 450-1660
                               Fax:(949) 453-9652
           (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                                Robert J. Zepfel
                               Haddan & Zepfel LLP
                       500 Newport Center Drive, Suite 580
                             Newport Beach, CA 92660
                                 (949) 706-6000
                               Fax: (949) 706-6060

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each   Amount to Be  Proposed Maximum   Proposed Maximum   Amount of
Class of        Registered    Offering Price     Aggregate          Registration
Securities to                 Per Share (1)      Offering Price     Fee
Be Registered                                    (1)
--------------------------------------------------------------------------------
Common Stock     27,205,614     $ .39             $10,610,189       $1,344.31

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the closing price for the Registrant's common stock as reported on the Nasdaq OTC Bulletin Board on November 10, 2004.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated November 12, 2004

                                   PROSPECTUS

                                27,205,614 SHARES

                                  VISIJET, INC.

                                  COMMON STOCK

     This prospectus relates to the resale by certain selling stockholders of up to 5,484,376 outstanding shares of Common Stock of VisiJet, Inc., 11,721,238 shares of common stock underlying warrants and 10,000,000 shares underlying convertible debentures. The selling stockholders may sell the shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. We will not receive any proceeds form the resale of shares of common stock by the selling stockholders. We may receive proceeds from the exercise of warrants held by the selling stockholders, if and to the extent they are exercised.

     Our Common Stock trades on the over-the-counter bulletin board under the symbol "VJET.OB." The last reported sales price for our common stock on November 10, 2004 was $0.39 per share.

     Investment in the shares offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the "risk factors" beginning on page 4 of this prospectus, before investing.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                The date of this prospectus is November ,2004.

     The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                Table of Contents

                                                                            Page
                                                                            ----
Prospectus Summary                                                             3
Summary Historical Financial Information                                       6
Risk Factors                                                                   6
Use of Proceeds                                                               11
Nature of Trading Market                                                      11
Dividend Policy                                                               12
Capitalization                                                                12
Management's Discussion and Analysis of Financial Condition
 and Results of Operations                                                    12
Plan of Operations                                                            17
Business                                                                      19
Legal Proceedings                                                             27
Management                                                                    27
Executive Compensation                                                        30
Security Ownership of Certain Beneficial Owners and Management                32
Certain Relationships and Related Transactions                                33
Description of Securities                                                     35
Shares Eligible for Resale                                                    36
Selling Stockholders                                                          37
Plan of Distribution                                                          41
Legal Matters                                                                 42
Experts                                                                       42
Where You Can Find Additional Information                                     43
Financial Statements                                                          44

                               PROSPECTUS SUMMARY

         This following is a summary of the information in this Prospectus. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes.

VISIJET, INC.

          VisiJet, Inc. ("VisiJet" or "the Company") was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders. In February 2003, the Company completed a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation incorporated in 1997 ("PNAC"), and became a wholly owned subsidiary of PNAC. Since this transaction resulted in the shareholders of VisiJet acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, PNAC changed its name to VisiJet, Inc.

          The Company is an early-stage medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. In May 2004, the Company entered into an exclusive license agreement with Gebauer Medizintechnik GmbH, of Neuhausen Germany ("Gebauer"), pursuant to which the Company acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-Lasik products. In May 2004, the Company began marketing these products in Europe and certain other foreign countries, where the products have received regulatory approval for sale. In September 2004 the Company began marketing the Epi-Lasik product in the United States following receipt of approval for marketing from the U.S. Food and Drug Administration. In addition, the Company is conducting research and development on additional ophthalmic surgery products based on applications of its proprietary waterjet technology.

THE OFFERING

Shares Offered by Selling           Up to 5,484,376 shares held, and up to an
  Stockholders                      aggregate of 21,721,238 shares that may be
                                    acquired by selling stockholders upon the exercise of outstanding warrants and conversion of outstanding debt.

Use of Proceeds                     We will not receive any proceeds from the
                                    sale of shares of common stock being offered by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.
                                    We may receive proceeds from the exercise of warrants and conversion of outstanding debt, if and to the extent they are exercised or converted.

Risk Factors An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

Shares Outstanding                  28,231,091

OTC Symbol                          VJET.OB

OFFICES

          Our offices are located at 192 Technology, Suite Q, Irvine, California 92618. Our telephone number is (949)450-1660 and our website is:
WWW.VISIJET.COM. The information on our website is not part of this prospectus.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

          The following summary historical financial information is derived from the consolidated financial statements of the Company. The information should be read in conjunction with the consolidated financial statements, related notes, and other financial information included herein.


                                For the Fiscal Years Ended               For the Six Months
                                       December 31,                        Ended June 30,
                                        (Audited)                           (Unaudited)
                                 2003               2002               2004               2003
                            -------------      -------------      -------------      -------------
Operating Data

  Revenue                   $         --       $         --       $     54,970       $         --
  Net income (loss)         $ (4,959,152)      $ (1,226,676)      $ (6,068,366)      $ (1,730,711)
  Net loss per share        $      (0.27)      $      (0.16)      $      (0.25)      $      (0.09)
  Weighted average
   shares outstanding         18,606,352          7,811,809         24,370,545         19,533,294

Balance Sheet Data:

  Current assets            $    124,628       $        960       $    331,256       $    132,411
  Total assets              $    326,312       $     48,403       $  2,388,949       $    237,293
  Current liabilities       $  2,112,373       $  2,687,967       $  4,817,138       $  1,227,823
  Total liabilities         $  2,216,975       $  2,792,134       $  4,817,138       $  1,417,960
  Stockholders' equity
   (deficiency)             $ (1,890,663)      $ (2,743,731)      $ (2,428,189)      $ (1,180,667)


                                  RISK FACTORS

          Following is a description of all material risk factors related to the Company's business and investment in the Company's common stock. Please consider these risk factors together with the other information presented in this prospectus, including the financial statements and the notes thereto, before investing in our common stock. The trading price of our common stock could decline due to any of the following risks, and you might lose all or part of your investment.

WE ARE AN EARLY-STAGE BUSINESS WITH A LIMITED OPERATING HISTORY, AND AS A RESULT, MAKING AN EVALUATION OF OUR BUSINESS PROSPECTS MAY BE DIFFICULT.

          We are an early-stage company with limited prior business operations and no historical operating revenues. You should be aware of the increased risks, uncertainties, difficulties and expenses we face, and that because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects.

OUR FINANCIAL STATEMENTS INCLUDE A GOING CONCERN OPINION FROM OUR OUTSIDE AUDITORS WHICH RAISES DOUBT AS TO OUR ABILITY TO STAY IN BUSINESS AND MAY LIMIT OUR ABILITY TO RAISE REQUIRED FUNDING.

          The Company received a going concern opinion on its financial statements for the fiscal years ended December 31, 2003 and 2002. Our auditors have stated that due to our lack of profitability and our negative working capital, there is "substantial doubt" about our ability to continue as a going concern. The going concern opinion from our auditors may limit our ability to obtain the financing required to stay in business and to continue our product development efforts, in which case you could lose your entire investment.

WE HAVE GENERATED LIMITED REVENUES AND IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

          We are an early-stage company, and prior to May 2004, had not generated any revenues from operations. We cannot assure our stockholders that our proposed business plans, as described in this prospectus, will materialize or prove successful, or that revenues generated through the sale of recently licensed products, or other potential future products will be sufficient to result in profitable operations. If we cannot operate profitably, you could lose your entire investment.

OUR NEAR TERM PROSPECTS ARE HIGHLY DEPENDENT ON THE SUCCESSFUL MARKET INTRODUCTION OF PRODUCTS WE HAVE RECENTLY LICENSED THROUGH A MARKETING, MANUFACTURING AND DISTRIBUTION AGREEMENT. IF WE ARE UNABLE TO SUCCESSFULLY INTRODUCE AND MARKET THESE PRODUCTS, OUR BUSINESS MAY FAIL.

          We have recently acquired certain product lines through a licensing agreement. We began selling these products in certain foreign markets during the second quarter of 2004, and in the United States in the third quarter of 2004. As an investor, you should be aware of the potential difficulties encountered by an enterprise in the introduction of new products, many of which are beyond our control, including unanticipated delays in the regulatory approval process and market introduction, uncertainty with respect to customer acceptance and potential competition, and potential manufacturing and/or distribution problems. Our efforts to launch these products may not be successful and, even if successful, such efforts might not result in profitable operations. If we are unable to successfully market these products, and achieve profitable operations, you could lose your entire investment.

WE ARE DEPENDENT ON A THIRD PARTY FOR THE MANUFACTURING AND SUPPLY OF ALL PRODUCTS CURRENTLY BEING SOLD BY THE COMPANY. IF WE ARE UNABLE TO OBTAIN PRODUCTS ON A TIMELY BASIS, WE MAY NOT BE ABLE TO ACHIEVE PROFITABLE OPERATIONS AND OUR BUSINESS MAY FAIL.

          All products currently being sold by the Company are manufactured by the licensor of the products. Any interruptions, delays or other problems encountered by the licensor in the manufacturing of these products could result in its inability to supply quantities ordered by the Company on a timely basis, or at all. If we are unable to obtain products from the manufacturer on a timely basis, we will be unable to fulfill sales orders as planned, which would result in lost revenues and would affect our ability to achieve profitable operations. If we cannot operate profitably, you could lose your entire investment.

WE HAVE LIMITED FINANCIAL RESOURCES AND ARE DEPENDENT ON RAISING ADDITIONAL CAPITAL IN ORDER TO SUCCESSFULLY LAUNCH OUR PRODUCTS AND TO BEGIN GENERATING REVENUES FROM PRODUCT SALES. IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL, OUR BUSINESS MAY FAIL AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

          Because we have limited financial resources and no historical operating revenues, we need to secure additional funding in order to successfully launch our products, and to fund operating losses until such time as we are generating enough revenue to sustain our business. The funds that we raise by selling stock to SBI and Trilogy under the stock purchase agreements described in this prospectus may not be sufficient, and we do not have firm commitments for additional financing. If we are unable to obtain adequate additional funding, we may not be able to generate sufficient revenues and our business will most likely fail.

RAISING ADDITIONAL CAPITAL MAY CAUSE SIGNIFICANT DILUTION TO OUR STOCKHOLDERS AND MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS AND ON THE MARKET PRICE OF OUR COMMON STOCK.

          To secure additional financing, we may have to sell additional stock or borrow money. Selling additional stock, either privately or publicly, will dilute the equity interests of our stockholders. If we borrow more money, we will incur interest expenses which will negatively impact our operating results, and may also be subjected to restrictions in the debt agreement that limit our operating flexibility. Dilution of existing stockholders and/or the incurrence of additional interest expense may result in a lower stock price.

WE HAVE A HISTORY OF LOSSES AND A LARGE ACCUMULATED DEFICIT AND OUR FAILURE TO ACHIEVE AND MAINTAIN PROFITABILITY MAY CAUSE OUR STOCK PRICE TO DECLINE.

          For the fiscal years ended December 31, 2003 and 2002 and for the six months ended June 30, 2004, we incurred net losses of $4,959,152, $1,226,676 and $5,521,962, respectively, and as of June 30, 2004 our accumulated deficit was $16,298,181. We expect to continue to incur significant operating, marketing and research and development expenses to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues to achieve profitability, or, if we do, that we will be able to continue earning such revenues or profit. Our failure to achieve and maintain profitability could cause our stock price to decline and result in you losing all or a portion of your investment.

MEDICAL APPLICATIONS OF WATERJET TECHNOLOGY HAVE BEEN LIMITED. FAILURE TO ESTABLISH WATERJET TECHNOLOGY AS AN ACCEPTABLE ALTERNATIVE TO CURRENTLY AVAILABLE TECHNIQUES USED IN OPHTHALMIC SURGERY WOULD SIGNIFICANTLY LIMIT OUR ABILITY TO SUCCESSFULLY MARKET OUR PRODUCTS.

          Although waterjet technology is an established method for precision cutting of materials in a variety of industrial applications, until recently, medical applications of this technology have been limited. If we are unable to establish our waterjet technology as an acceptable alternative to currently available techniques used in ophthalmic surgical procedures, we may not be able to generate sufficient revenues to obtain profitability. This may cause our stock price to decline and could result in the loss of all or part of your investment.

OUR RESEARCH AND DEVELOPMENT EFFORTS MAY NOT RESULT IN COMMERCIALLY VIABLE PRODUCTS WHICH COULD RESULT IN A DECLINE IN OUR STOCK PRICE AND A LOSS OF YOUR INVESTMENT.

          Our waterjet based technologies are in the development stage. Further research and development efforts will be required to develop these technologies to the point where they can be incorporated into commercially viable or salable products. We have set forth in this prospectus our proposed research and development program as it is currently conceived. We cannot assure you, however, that this program will be accomplished in the order or in the time frame set forth. We reserve the right to modify the research and development program. We may not succeed in developing commercially viable products from our technologies. Also, some of our research and development efforts are aimed at technology that facilitates LASIK surgery; if LASIK were to be replaced by another technology or procedure, certain of our products may become obsolete. If we are not successful in developing commercially viable products or if such products become obsolete, our ability to generate revenues from these technologies will be severely limited. This could result in the loss of all or part of your investment.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR TECHNOLOGY, WHICH WOULD MOST LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

          The demand and price for our technology and related products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products maybe adversely affected. Our success will be dependent upon market acceptance of our technology and related products. Failure of our technology to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our ability to generate revenue and achieve profitability, and would likely cause our stock price to decline.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE OPHTHALMIC SURGICAL DEVICE INDUSTRY, OUR FUTURE GROWTH AND OPERATING RESULTS WILL SUFFER.

          Our future success depends on our ability to compete effectively with other manufacturers of ophthalmic surgical devices, including major manufacturers of microkeratomes, which are mechanical corneal cutting devices used in LASIK surgical procedures. We may have difficulty competing with larger, established surgical device companies that have:

     * substantially greater financial, technical and marketing resources;
     *     larger customer bases;
     *     better name recognition;
     *     related product offerings; and
     *     larger marketing areas.

          Companies such as VISX, Alcon, Bausch & Lomb, LaserSight, and Nidek are major international providers of ophthalmic surgical devices relating to LASIK and cataract surgery. These companies represent a wide array of devices and products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we. If we do not compete effectively with current and future competitors, our ability to generate revenue and achieve profitability will be adversely affected, and would likely result in a decline in our stock price.

OUR DEVELOPMENT EFFORTS WITH RESPECT TO WATERJET BASED PRODUCTS ARE HIGHLY DEPENDENT ON OUR PROPRIETARY INTELLECTUAL PROPERTY RIGHTS. FAILURE TO PROTECT OUR RIGHTS COULD SIGNIFICANTLY IMPAIR OUR BUSINESS AND ENFORCING OUR RIGHTS MAY CAUSE US TO INCUR SUBSTANTIAL EXPENSE.

          Proprietary rights are critically important to us. We currently have exclusive licenses to thirteen U.S. patents and three foreign patents for our waterjet technology and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them. Although we will seek to defend our licenses and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

          Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources, and may result in decreased earnings and a decline of our stock price.

THE REGISTRATION OF PREVIOUSLY RESTRICTED SHARES AND SHARES UNDERLYING WARRANTS, CONVERTIBLE DEBENTURES AND CONVERTIBLE PREFERRED STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

          The resale by the selling stockholders of their previously restricted shares, including any shares issuable upon the exercise of convertible securities, will increase the number of our publicly traded shares, which could depress the market price of our common stock. The issuance of shares upon the exercise of convertible securities will dilute the percentage of our shares held by existing stockholders and could also cause our stock price to decline.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU PAY FOR THE SHARES.

          Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. During 2003, and through the date of this prospectus, our common stock was sold and purchased at prices that ranged from a high of $2.41 to a low of $0.39 per share. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

          The price of our stock that will prevail in the market after this offering may be higher or lower than the price you pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

     *     results of our initial product introduction and sales efforts;
     * our ability to obtain timely approval for marketing in the United States from the U.S. FDA
     *     variations in our quarterly operating results;
     * our ability to complete the research and development of our technologies;
     *     the development of a market for our products;
     *     changes in market valuations of similar companies;
     * announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     * loss of a major customer or failure to complete significant transactions;

     *     additions or departures of key personnel; and
     *     fluctuations in stock market price and volume.

          Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may cause a material decline in our stock price regardless of the progress we make with respect to our product development and marketing efforts and our operating performance.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

          You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

     *     continued development of our technology;
     *     dependence on key personnel;
     *     competitive factors;
     *     the operation of our business; and
     *     general economic conditions.

          The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus. We may receive proceeds from the exercise of warrants and conversion of outstanding debt, if and to the extent they are exercised or converted.

                            NATURE OF TRADING MARKET

          Our stock is quoted on the OTC Bulletin Board under the symbol "VJET.OB." Until February 2003 the public entity was an inactive, "shell" company, and so prices before that date may not be indicative of value. The following table sets forth, for the fiscal quarters indicated, the high and low closing prices for shares of our Common Stock for the periods noted, as reported by the National Daily Quotation Service and the Over-the-Counter Bulletin Board.

         Quarter Ended                               High           Low
         -------------                               ----           ---
         2002:

         First Quarter                            $    .85        $    .85
         Second Quarter                           $   1.78        $    .86
         Third Quarter                            $   1.45        $    .77
         Fourth Quarter                           $   1.45        $   1.12

         2003:

         First Quarter                            $   2.41        $   1.22
         Second Quarter                           $   1.71        $    .94
         Third Quarter                            $   1.60        $   1.05
         Fourth Quarter                           $   1.65        $   1.10

         2004:

         First Quarter                            $   1.39        $   0.99
         Second Quarter                           $   1.10        $   0.57
         Third Quarter                            $   0.84        $   0.49
         Fourth Quarter                           $   0.57        $   0.39

          On November 10, 2004, the closing price as reported by the OTC Bulletin Board was $0.39. As of October 15, 2004, there were 28,231,091 shares of common stock outstanding, held by 212 record holders and approximately 1,045 beneficial holders.

                                 DIVIDEND POLICY

          We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

                                 CAPITALIZATION

          The following table sets forth our capitalization as of June 30, 2004. You should read this information in conjunction with our financial statements and the accompanying notes, and the other financial information appearing elsewhere in this prospectus.

Long-term debt                                 $          -
                                               =============

Stockholders' deficit:
  Common stock, $.001 par value
    Authorized, 50,000,000 shares
    Issued and outstanding,
    30,179,663 shares                          $     30,180
  Additional paid-in capital                     14,386,216
  Accumulated deficit                           (16,844,585)
                                               -------------
  Total Stockholders' Deficit                  ($ 2,428,189)
                                               =============

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following is management's discussion and analysis of certain significant factors which have affected the Company's financial position and operating results during the periods included in the accompanying financial statements, and should be read in conjunction with such financial statements and notes thereto.

     Certain information included herein contain forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934; and the Private Securities Litigation Reform Act of 1995. Readers are referred to the cautionary statement at the beginning of this report, which addresses forward-looking statements made by the Company.

CORPORATE HISTORY

     VisiJet (the "Company" or "VisiJet"), formerly known as Ponte Nossa Acquisition Corp ("PNAC")), is a Delaware corporation engaged in the marketing and development of surgical equipment for use in the field of ophthalmology.

     The Company was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc ("SurgiJet"), a developer of waterjet technology for a variety of medical and dental applications. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

     On February 11, 2003 the Company completed a merger with PNAC, a Delaware corporation incorporated in 1997. Pursuant to the merger agreement between VisiJet and PNAC (the "Merger Agreement"), the Company merged into PNAC. Since this transaction resulted in the shareholders of VisiJet acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, PNAC changed its name to VisiJet, Inc.

CRITICAL ACCOUNTING POLICIES

     The Company's critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements. At this stage of our development, these policies primarily address matters of revenue and expense recognition. The Company has consistently applied these policies in all material respects.

OVERVIEW

     Through the second quarter of 2004, we were in the development stage, as our efforts had been principally devoted to organizational activities, raising capital and research and development efforts related to our proprietary waterjet based ophthalmic surgery products.

     In May 2004, the Company entered into an exclusive license agreement with Gebauer Medizintechnik, GmbH, pursuant to which we acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-Lasik products. We immediately began marketing these products in Europe and certain other foreign countries in which the products have received regulatory approval for sale. In September 2004, we began marketing the Epi-Lasik product in the United States, following receipt of approval for marketing from the U.S. Food and Drug Administration ("FDA").

     Based on our history of losses and negative working capital balance, our financial statements for the year ended December 31, 2003 included a going concern opinion from our outside auditors, which stated there "is substantial doubt" about our ability to continue operating as a going concern.

     VisiJet is actively pursuing additional financing, and in this regard is in discussions with several parties related to potential financing arrangements. However, we do not currently have sufficient cash or working capital available to continue to fund operations, to meet our contractual obligations, to market the recently licensed products or to complete on-going product development efforts. As such, our ability to secure additional financing on a timely basis, is critical to our ability to stay in business and to pursue planned operational activities.

RESULTS OF OPERATIONS

Six Months Ended June 30, 2004 Compared To Six Months Ended June 30, 2003

SALES AND COST OF SALES

     International sales totaled $54,970, and represent revenues recognized based on sales during the second quarter of 2004 of ophthalmic surgery products acquired through a licensing agreement completed in May 2004. Cost of sales during the same period, totaling $26,834, represents related product costs associated with these revenues. No sales were recorded during the second quarter of 2004 in the United States as marketing approval for the licensed products in the U.S. was still pending. Prior to completion of the product licensing agreement, the Company did not have any products for sale, and accordingly had no similar sales revenues or cost of sales activity in the comparable 2003 period.

OPERATING EXPENSES

     Operating expenses during the six months ended June 30, 2004 increased to $5,423,957 from $1,692,052 in 2003 as a result of the following activity:

                                                     2004               2003
                                                 ------------       -----------
          General and Administrative             $ 5,014,976       $ 1,374,272
          Research and Development                   408,981           317,780
                                                 ------------       -----------
            Total Operating Expenses             $ 5,423,957       $ 1,692,052
                                                 ============      ============

     The increase in general and administrative expenses in the 2004 period is due primarily to the inclusion of $2.5 million of non-cash expenses recorded in connection with the issuance of a total of 2,605,000 shares of common stock during the period as payment for consulting services and in connection with dispute/litigation settlements. Also, we incurred non-cash expenses of $546,403 recorded in connection with the re-pricing of warrants during the second quarter. In addition, general and administrative expenses during the second quarter of 2004 include $57,042 of non-cash expense recorded based on the amortization of capitalized patent and licensing agreements. Also contributing to the increase during 2004 were increases in salaries and wages of approximately $342,000 and increases in other consulting fees of approximately $253,000.

     The increase in research and development expenses in the 2004 period is primarily due to increased expenditures during the first quarter of 2004 related to outside services and testing on our Hydrokeratome and Pulsatome products under development.

OTHER INCOME AND EXPENSE

     Interest expense increased to $671,745 during the six months ended June 30, 2004 from $39,114 in 2003 primarily due to the inclusion in 2004 of approximately $575,000 of non-cash interest expense recorded in connection with the amortization of debt discount during the period. Also contributing to the increased interest expense during the 2004 period was an increase in total debt outstanding as a result of debt financing transactions completed during the first and second quarter of 2004.

NET LOSS

     As a result of the above revenues and expenses, the net loss for the six months ended June 30, 2004 increased to $6,068,366, compared to $1,730,711 during the comparable 2003 period.

     Subject to the availability of cash and working capital we expect sales revenue, and related cost of sales to increase significantly during the remainder of 2004. In addition, expenses related to sales and marketing and research and development activities are expected to increase during the remainder of 2004 both due to the planned ramp up of sales and marketing activities related to recently licensed products and the anticipated move toward completion of product development and regulatory compliance efforts, and product introduction, with respect to our other products under development.

LIQUIDITY AND CAPITAL RESOURCES

     Through the second quarter of 2004, VisiJet was in the development stage, as its efforts had been principally devoted to organizational activities, raising capital and research and development efforts related to its proprietary waterjet based ophthalmic surgery products.

     During the first six months of 2004, we raised net proceeds totaling $3,211,188 through private placements of debt and equity securities. Of this total, $1,575,000 came from the issuance of convertible debentures, net of $225,000 of related costs, $1,109,688 came from the issuance of secured subordinated debentures, net of $140,312 of related costs and $526,500 resulted from equity private placements, net of related costs of $58,500. In addition, during this period, the Company received net proceeds of $56,305 from working capital advances from shareholders and employees.

     During the first six months of 2004, the Company utilized $2,023,387 to fund operating activities and $1,220,122 in investing activities, and as of June 30, 2004, current liabilities exceeded current assets by approximately $4.5 million. In addition, as discussed in more detail in Notes 6 and 14 to the Financial Statements, As of June 30, 2004 the Company was not in compliance with terms in debenture agreements with an aggregate principal balance of $2,550,000.

     The following summarizes our contractual obligations, commercial commitments and off-balance sheet arrangements at June 30, 2004 and the effect such obligations could have on our liquidity and cash flow in future periods:

                              Less Than         1 - 3          3 - 5          Over 5
                               1 Year           Years          Years           Years           Total
                             ----------      ----------      ----------      ----------      ----------
Notes Payable (1)            $  798,451      $       --      $       --      $       --      $  798,451
Compensation Settlement
Agreements                       93,748              --              --              --          93,748
Accounts Payable                851,994              --              --              --         851,994
Accrued Expenses                870,793              --              --              --         870,793
Secured Debt (2)              2,050,000       1,000,000              --              --       3,050,000
Minimum Royalty
Obligations (3)                  84,000         168,000         168,000         564,000         984,000
Lease Commitments                 3,168           6,336           4,356              --          13,860
                             ----------      ----------      ----------      ----------      ----------
  Total                      $4,752,154      $1,174,336      $  172,356      $  564,000      $6,662,846
                             ==========      ==========      ==========      ==========      ==========

---------
(1) Includes an aggregate of $518,461, contested by the Company pursuant to on-going litigation with SurgiJet.

(2) Includes principal balance of secured and convertible debt agreements entered into during first and second quarters of 2004. Amounts noted do not include repayment obligations related to an aggregate of $1,850,000 of convertible debt agreements entered into in July 2004 and October 2004 as described below.

(3)  Term of obligations estimated based on estimated remaining patent life.

     Our ability to satisfy the contractual obligations noted above, as well as our ability to fund on going operating expenses, is dependent on our success in raising additional capital and in generating working capital from product sales.

FINANCING ARRANGEMENTS SUBSEQUENT TO JUNE 30, 2004

     In July 2004 VisiJet entered into a convertible note agreement with an private lender for a loan of $1,000,000, and received net proceeds of $900,000 after subtracting related placement agent fees and expenses, totaling $100,000. The note bears interest at an annual rate of 8%, payable quarterly beginning on October 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on July 23, 2014. However, on or after July 31, 2007 the note holder, may compel us to repurchase the note at the outstanding principal and accrued interest.

     In October 2004 VisiJet entered into convertible note agreements with four private lenders providing for loans in an aggregate amount of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest at an annual rate of 8%, payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest, is due and payable on October 6, 2014. However, that on or after October 6, 2007 the note holders may compel us to repurchase the note at a price equal to 100% of the outstanding principal balance and accrued interest.

     In October 2004 VisiJet entered into a stock purchase agreement with a private equity investment fund pursuant to which the fund agreed to purchase an aggregate of 4,750,000 shares of the Company's common stock, based on a minimum per price of $1.00 per share. In addition, under the agreement the investor would receive five-year warrants to purchase up to 1,900,000 shares of our common stock, at an exercise price of $1.00 per share. Completion of this financing and related funding is contingent on the effectiveness of a Registration Statement covering the shares of common stock and the shares of common stock underlying the warrants, which the Company anticipates filing with the Securities and Exchange Commission subsequent to the effective date of the Registration Statement of which this Prospectus is a part.

     Subject to availability of funding, we expect operating expenses, and related cash requirements, to increase during the remainder of 2004 and 2005 in connection with anticipated increased sales and marketing and product development and activities.

     VisiJet's management believes that actions currently being undertaken to raise additional financing, to initiate marketing of its recently licensed products and to complete the development of, and bring to market its internally developed products, will ultimately generate sufficient revenue to support its operations. However, there can be no assurance that any pending financing will be completed, that sufficient capital will be available when required, that product marketing and development efforts will be successful, or that if successful, revenue generated will provide positive cash flows from operations to permit us to realize our plans.

PLAN OF OPERATIONS

   FINANCING ACTIVITY

          VisiJet is dependent on raising additional capital to stay in business and to pursue the following planned activities. As described above under "Liquidity and Capital Resources," we have recently entered into stock purchase agreements with investors that, if successfully completed, will result in initial gross proceeds to the Company of $4.75 million. Completion of this proposed funding, or alternative financing on a timely basis, is critical to our future and will be a major focus of the activities of our management.

      SALES AND MARKETING ACTIVITY

          Sales and marketing efforts during the next twelve months will be increased significantly in connection with the immediate market introduction of the recently licensed EpiTome and LasiTome product lines in Europe and certain other foreign countries, and the subsequently planned market introduction in the United States of the EpiTome products. During this period, we anticipate sales and marketing expenditures of approximately $1.2 million, as a result of the development of a direct sales force in the United States, a network of distributors outside of the United States, commissions on product sales, promotional activities, professional education and training.

      RESEARCH AND DEVELOPMENT ACTIVITY

         VisiJet plans to continue in the research and development of ophthalmic surgery products based on applications of waterjet technology. These products are designed to result in faster, safer and more efficacious surgery in the laser eye surgery and cataract surgery markets. During the next twelve months, research and development activities will be conducted on the following products under development:

          1). HydroKeratome - A corneal cutting device that produces a bladeless flapcut for the LASIK procedure.

          2). Pulsatome - an emulsification device for the quick and safe removal of a full range of cataract hardnesses, with a lower cost per procedure and requiring minimal technical expertise.

          3). New Products/Product Extensions - research and development efforts on other medical applications of our waterjet technology.

          Planned research and development activities during this period will be focused on completing testing required to obtain final marketing approval from the FDA with respect to our 510(k) application for the HydroKeratome. In addition, our research and development efforts will be focused on completing testing required for the submission of our initial 510(k) application to the FDA with respect to our Pulsatome product. Planned research and development expenditures during this period are estimated to be approximately $1.5 million.

PROPERTY, PLANT AND EQUIPMENT

          The planned research and development activities and the expansion of marketing and administrative support will require additional expenditures for property, plant and equipment within during the next twelve months.

          The following is a summary of anticipated purchases of property, plant and equipment:

                  1). Production, lab and test equipment     $   275,000
                  2). Computers and software                     275,000
                  3). Facilities, furniture & fixtures           100,000
                                                             ------------
                  Total anticipated capital expenditures:    $   650,000

EMPLOYEE ADDITIONS

          We anticipate hiring approximately 30 additional employees during the next twelve months, resulting in additional salaries and wages of approximately $1.1 million during this period, to support anticipated company growth and increased emphasis on sales, marketing, distribution and customer training/support.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE PLANS AND RESULTS

          Planned activities discussed above with respect to anticipated expenditures for sales and marketing, additions of property, plant and equipment and employees are contingent on our obtaining sufficient funding, as well as on the success of our final product development and commercialization efforts related to our internally developed products.

         In addition, see "Risk Factors."

                                    BUSINESS

COMPANY BACKGROUND AND SUMMARY

         VisiJet is a medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 VisiJet entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into VisiJet. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "VisiJet, Inc."

         In May 2004, VisiJet entered into an exclusive license agreement with Gebauer Medizintechnik GmbH, of Neuhausen Germany ("Gebauer"), pursuant to which we acquired worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-LASIK products. In May 2004, VisiJet began marketing these products in Europe and certain other foreign countries, where the products have received regulatory approval for sale, and began generating revenue from product sales during the second quarter of 2004. In September 2004, we began marketing the Epi-Lasik product in the United States, following receipt of approval for marketing from the U.S. Food and Drug Administration. The agreement with Gebauer is for an initial term of three years, with an option to extend for an additional two years if we meet certain sales standards. During the term of the agreement we must meet certain minimum purchase requirements in order to maintain the exclusivity of the arrangement.

         In addition, we are engaged in the research and development of ophthalmic surgery products based upon applications of our proprietary waterjet technology, designed to result in faster, safer and more efficacious laser eye and cataract surgery. To date, these efforts have been focused on bringing to market two products, with different applications and markets. First, the HydroKeratome(R) is a device that utilizes waterjet technology to cut the corneal flap immediately prior to applying an excimer laser in laser eye surgery to correct myopia, hyperopia and astigmatism. Second, the Pulsatome(R) utilizes waterjet technology to remove the cataractous human crystalline lens in the eye during cataract surgery.

MARKETS

THE REFRACTIVE SURGERY MARKET

         Our products assist in surgical procedures relating to the cornea. The cornea is the clear window that provides most of the focusing power of the vision system of the eye, as well as allowing light into the eye. The anterior surface of the cornea is covered with a thin layer called the epithelium. The epithelium is covered with a liquid tear film.

         Physicians generally treat vision disorders by prescribing eyeglasses or contact lenses or through ophthalmic surgery, all of which compensate for or correct the vision error. The principal surgical techniques available to treat vision disorders are radial keratotomy ("RK"), Photo Refractive Keratectomy ("PRK")/LASIK and Refractive Lamellar Keratoplasty ("RLK"). In RK, PRK/LASIK and

RLK, the object of the surgery is to change the shape of the anterior corneal surface and to eliminate or reduce refractive error. An additional objective is to minimize lens aberrations to improve visual acuity, which is not possible with eyeglasses or contact lenses.

          The refractive surgery market in its current form began in late 1995 when the FDA approved the first excimer laser for PRK. Before 1995 refractive surgery was conducted by various manual, non-laser techniques, the most popular of which was RK. In RK, the surgeon uses a diamond knife to make radial incisions in the cornea to flatten it. This technique, and others like it, is highly dependent on the surgeon's skill, and often produces mixed results.

          By contrast, in PRK utilizing the excimer laser, the computer-controlled laser is programmed to remove the specified amount of corneal tissue with precision, delivering a consistent outcome. In spite of its inherent accuracy and predictability, PRK was not widely accepted by patients, because it uses the laser to burn away the most sensitive top layers of the cornea. Patients undergoing PRK often experienced considerable pain, and were left with a persistent cloudiness of the cornea for days or weeks. PRK generally met the clinical expectations of the surgeon, but failed to satisfy the patient's desire for comfort and rapid recovery. For this and other reasons, PRK failed to attain broad market acceptance.

          In late 1996 many ophthalmic surgeons started utilizing a new procedure, Laser In Situ Keratomileusis ("LASIK"), which addressed many of the negative aspects of PRK from the patient's standpoint, while preserving the accuracy of PRK. LASIK utilizes a microkeratome, which is a mechanically driven razor to create a flap in the surface of the cornea. After creation of the flap, the excimer laser is used on the exposed internal tissue, called the stroma, underneath the flap. The excimer laser emits ultraviolet light in very short, high-energy pulses and ablates part of the corneal surface according to a prescribed spatial pattern, changing the curvature of the anterior corneal surface. The laser removes a predetermined amount of tissue to achieve the desired correction, and the hinged flap is reset as closely as possible to its original position, where it adheres to the underlying stroma. The adherence increases over a period of many months. The patient's vision is significantly improved within minutes of surgery.

          Because the laser energy is used on the less sensitive inner tissue of the cornea, the patient experiences very little pain after surgery and there is generally no clouding of the corneal surface. The patient is usually able to return to normal function the next day with immediate vision improvement.

          The LASIK procedure gained broad market acceptance very quickly. Currently, There are over 1.2 million LASIK procedures performed annually in the U.S. and approximately the same in international markets. The success of LASIK in meeting both surgeon and patient needs has been the principal factor in the dramatic growth in the refractive surgery market in recent years. By the end of 2002 there were an estimated 1,192 excimer lasers in service in the United States and at least 1,500 lasers outside of the U.S.

         Recently, a new refractive surgery technique, referred to as Epi-LASIK, was introduced. The Epi-LASIK procedure utilizes an automated device to mechanically separate the epithelium, or outer layer of the cornea, in a sheath, approximately 30 microns thick. This is in contrast to cutting into the cornea using a microkeratome blade and creating a flap, from 120 - 180 microns thick, as is done in the traditional LASIK procedure. Once the epithelium has been separated, the curvature of the corneal surface is changed to predetermined specifications using an excimer laser. Following the laser procedure, the epithelium sheath is then returned to its original position.

THE CATARACT SURGERY MARKET

          Currently, the majority of cataract surgical procedures are performed using an ultrasonic phacoemulsifier device. The phaco, as it is commonly called, utilizes an ultrasonic generator which vibrates the tip of the phaco hand piece 40,000 times per second. When the tip is introduced into the eye and placed in contact with the cataractous lens, the lens is gradually reduced to smaller pieces until it can be aspirated out of the eye.

          In the U.S., there were an estimated 2,7 million cataract surgical procedures performed in 2003. The worldwide cataract surgery market is estimated to be approximately 14.4 million procedures annually. In many developing countries, cataracts are the leading cause of blindness.

THE COMPANY'S PRODUCTS

EpiTome and LasiTome

          Pursuant to its agreement with Gebauer, the Company acquired exclusive worldwide marketing, sales and distribution rights for Gebauer's LASIK and Epi-LASIK product lines. The product lines include EpiTome, a mechanical device used for performing the epithelium separation procedure in Epi-LASIK refractive surgery, and LasiTome, a mechanical device used for creating a corneal flap in traditional LASIK surgical procedures. In additional to complete EpiTome and LasiTome systems, the product lines include individual components and accessories for both systems, as well as necessary disposable products required for each procedure performed.

          In May 2004, the Company began marketing these products in Europe and certain other foreign countries, where the products have received regulatory approval for sale. In September 2004, the Company began marketing the Epi-Lasik product in the United States, following receipt of approval for marketing from the U.S. Food and Drug Administration.

WATERJET TECHNOLOGY AND PRODUCTS

          Waterjet technology is an established method for precision cutting of materials in a variety of industrial applications. It uses the principle of pressurizing water to extremely high levels, and allowing the water to escape in a controlled manner through a very small opening, or orifice. Water jets use the high pressure beam of water exiting the orifice to cut various materials, including tile, wood, plastic, metal, and stone. In general, industrial applications of waterjet technology are used in place of a laser or other device when the "cut" needs to be quicker, cleaner, and with minimum distortion and temperature increase.

          VisiJet holds an exclusive license with respect to the ophthalmic applications of a series of U.S. and foreign patents relating to the waterjet technology. The technology uses a pneumatic-hydraulic pressure intensifier to produce a collimated high pressure water beam that is approximately the diameter of a human hair. This self-cleaning, eversharp "hydro-laser" can cut through tissue at 12mm (.5 inch) per second. The hydraulics are controlled by an embedded central processing unit with displays, gauges, controls, aspiration and irrigation fluidics familiar to ophthalmic surgeons.

          Although each of our waterjet products has a different application, they share certain basic characteristics. Each of the waterjet products consists of a modular console with an intensifier and a hand piece. The modular unit is attached to a delivery tube, which is in turn attached to a hand piece. The hand piece delivers the water jet to the tissue and its integral aspirator removes any debris tissue and water through a disposable tube that returns to the console.

          HYDROKERATOME(R) CORNEAL CUTTING DEVICE. The HydroKeratome is a corneal cutting device for use in the LASIK procedure. The HydroKeratome is simple, and easy to use. In general, the cuts from a Hydrokeratome are smoother and cleaner than those of conventional microkeratome, leaving no debris.

          The HydroKeratome works by using a high-pressure micro beam of water to force a blunt dissection of tissue in the path of the water beam. Since it will compete directly with products already on the market from several other companies, VisiJet plans to position the HydroKeratome(R) in the market as a replacement for the microkeratome. We anticipate that the HydroKeratome will be priced comparably to existing products, with the disposable component to be priced at a slight premium.

          The HydroKeratome is designed to address many of the problems that are common with mechanical "blade" microkeratomes, such as poor visualization, inconsistent thickness of flaps, hazing, loose flaps, off center cuts, and lashes caught in gears. The HydroKeratome uses an embedded CPU controlled pneumatic-hydraulic pressure intensifier to make the corneal flap for the LASIK procedure. The suction ring and applanation plate on the hand piece allow holding the eye centered while the corneal flap is cut underneath the applanation plate. The water jet traverses perpendicular to the visual axis, driven by a precision miniature Swiss motor with gear box and encoder. A foot switch controls the start of the transverse water jet motion, and the travel distance pre-programmed by the surgeon stops the travel and shuts off the water jet beam. Approximate travel time is one-half second. Subject to the availability of adequate financing, progress in on-going product development the Company hopes to file a response during the first half of 2005 to the outstanding issues/questions raised from the U.S. FDA based on their 510(k)review.

          PULSATOME(R) CATARACT EMULSIFIER. The Pulsatome(R) Cataract Emulsifier is an emulsification device designed for the quick and safe removal of the cataractous human crystalline lens in the eye, a necessary procedure before installing a new intraocular lens ("IOL"). The device creates a pulsating stream of saline solution, and the impact from the pulsating fluid emulsifies the cataractous human lens and breaks the lens into small pieces. The Pulsatome simultaneously aspirates the emulsified tissue and removes it from the interior of the eye.

          Based on the experience of our management team and consultants in the ophthalmic industry, we believe that the waterjet platform of the Pulsatome will be easier to learn to use and will require less skill than that required by current ultrasound phaco emulsification devices. The Pulsatome should be attractive not only to established phaco surgeons but also to surgeons who have not mastered ultrasound or simply cannot afford the device. With the Pulsatome, many more surgeons, should be able to perform the state of the art, "no stitch, foldable lens" procedure.

          The Company anticipates that Pulsatome and its disposable package will be priced in the low range of current ultrasound devices, which will make it attractive in underdeveloped markets, and also attractive in the U.S. and other nations where cost containment is critical.

          The Pulsatome requires minimal technical skill, as it functions like a hydraulic eraser or paint brush. No sculpting or lens elevation or rotation is necessary. The balanced irrigation/aspiration fluidics complement the embedded CPU controlled micro pulses. The foot switch initiates the mode activity selected by surgeon for the balanced and ergonomically shaped hand piece. Subject to the availability of adequate financing, progress in on-going product development efforts and receipt of required regulatory approvals, the Company hopes to file its 510(k) submission to the U.S. FDA for marketing approval of Pulsatome during the first quarter of 2005.

COMPETITION

          The medical technology industry for ophthalmologic surgery products is highly competitive. Many other companies are engaged in refractive surgery research and development activities, and many of these have substantially greater financial, technical and human resources. As such, they may be better equipped to develop, manufacture and market their technologies. In addition, many of these companies have extensive experience in clinical testing and human clinical studies. Certain of these companies may develop and introduce products or processes competitive with or superior to our products and processes.

          COMPETITION IN THE EPI-LASIK MARKET. Currently, the Company is aware of only one competing Epi-LASIK product, which is being marketed by Norwood Abbey, which recently purchased this product from Ciba Vision. Based on our evaluation, we believe that our EpiTome product will compete effectively with Norwood Abbey's product based on both technical specifications and product performance. In addition, we are currently aware of two other products under development using similar technology that may become competition in the future.

          COMPETITION IN THE MICROKERATOME MARKET. There are approximately ten companies that offer mechanical microkeratomes to the market. However, with about 60% of the installed base and 70% market share of sales, Chiron Vision, now a division of Bausch & Lomb, is the clear market leader.

          Currently there is only one competitor which we are aware of, Intralase, which offers "bladeless" LASIK surgery. This laser product creates a lamellar flap for LASIK using tiny laser "explosions" within the cornea to separate the tissue. Based on testing performed to date, and anticipated product pricing, we believe that the HydroKeratome, when introduced to the market, will offer a faster, more effective and will be less expensive alternative.

          COMPETITION IN THE CATARACT EMULSIFICATION MARKET. The dominant instrument in modern cataract surgery is the ultrasonic phacoemulsifier. Coopervision developed and brought to market dominance the modern phacoemulsifier during the period from 1975 to 1989. With its acquisition of Coopervision in 1989, Alcon, a division of the Swiss food giant Nestle, became the leader in the phaco market, with an estimated market share of 60% of the phaco equipment and associated disposable packs. Bausch & Lomb is a distant second, with an estimated 20% market share. There are another fifteen phaco manufacturers who split up the remaining 20% of the global market, including Advanced Medical Optics.

RESEARCH AND DEVELOPMENT

          Our research and development efforts are focused on completion of final product development and testing and securing of regulatory approval for our two internally developed products, Hydrokeratome and Pulsatome. During the fiscal years ended December 31, 2003 and 2002, we spent approximately $1.3 million and $295,000, respectively, on research and development activities.

MANUFACTURING

          Manufacturing of our EpiTome and LasiTome products is be performed by Gebauer, pursuant to the Manufacturing, Supply and Distribution agreement entered into in April 2004. We plan to outsource manufacturing for our internally developed products to an ISO 9001 approved local contract manufacturing facility. This contractor will purchase and stock parts, assemble, test and burn-in units, and will stock finished goods and ship as required from a bonded warehouse.

GOVERNMENT REGULATION

          UNITED STATES. VisiJet's products are medical devices. As such, we are subject to the relevant provisions and regulations of the Federal Food, Drug and Cosmetic Act, under which the United States Food and Drug Administration ("FDA") regulates the manufacture, labeling, distribution, and promotion of medical devices in the United States. The Act provides that, unless exempted by regulation, medical devices may not be commercially distributed in the United States unless they have been approved or cleared by the FDA for marketing. There are two review procedures by which medical devices can receive such approval or clearance. Some products may qualify for clearance under a 510(k) notification. Under the 510(k) procedure, the manufacturer submits to the FDA a pre-market notification that it intends to begin marketing its product. The notification must demonstrate that the product is substantially equivalent to another legally marketed product (i.e., it has the same intended use, is as safe and effective, and does not raise different questions of safety and effectiveness than does a legally marketed device).

          A successful 510(k) notification results in the issuance of a letter from the FDA in which the FDA acknowledges the substantial equivalence of the reviewed device to a legally marketed device and clears the reviewed device for marketing. In September 2004, VisiJet received an approval letter from the FDA with respect to the Epi-Lasik products licensed from Gebauer.

          VisiJet has received successful 510(k) notification with respect to its initial filing for the HydroKeratome, and has filed a 510(k) submission with the FDA for upgrades to the product. Before commencement of marketing the HydroKeratome, we must obtain 510 (k) approval from the FDA for the product enhancements. We are currently addressing issues raised by the FDA in our product enhancement submission for HydroKeratome, and hope to file our response during the first half of 2005. In addition, we are currently addressing required product development and testing issues related to the Pulsatome, and hope to file our initial 510(k)application with the FDA during the first quarter of 2005.

          In addition to laws and regulations enforced by the FDA, our products may also be subject to labeling laws and regulations enforced by the United States Federal Trade Commission ("FTC"). Any additional requirements related to FTC laws and regulations will be addressed and monitored by the Company's Regulatory Affairs department, although we do not expect that any such laws and/or regulations will have a significant impact on our products.

          OTHER COUNTRIES. Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain approvals required by foreign countries may be longer or shorter than that required for FDA approval, and requirements for licensing may differ from FDA requirements.

DISTRIBUTION METHODS

          VisiJet is marketing its products in the United States through a combination of direct sales employees and independent sales representatives.

          We are distributing our products internationally through a series of agreements with distribution companies in major countries that handle other American and European manufactured ophthalmic products, and that are familiar with applicable local government rules and regulations, as well as with the customer base and key ophthalmic surgeons in the region. To date, we have signed distribution agreements with companies in the major international markets, including France, Germany, Italy, Spain, the UK and Korea. In addition, we have ongoing contract negotiations with potential distributors in other important international markets including China, Hong Kong, Japan and South Africa.

          Distribution of our products in countries other than the United States may be subject to regulation in those countries. In some countries, the regulations governing such distribution are less burdensome than in the United States, and we may pursue marketing our products in such countries prior to receiving permission to market from the FDA in the United States. We will endeavor to obtain the necessary government approvals in those foreign countries where we decide to manufacture, market and sell our products.

PATENTS AND TRADEMARKS

          VisiJet does not own any of the patents utilized in the products under development. Most of the technology utilized by the Company is covered by patents owned by SurgiJet, Inc., a developer of waterjet technology for a variety of medical and dental applications, and VisiJet's former parent company. We have been granted an exclusive worldwide license to these patents for ophthalmological applications for the life of the patents. It intends to protect its development work by means of licensing additional patents and trademarks as necessary and to protect its own inventions with additional patent applications. The license agreements with SurgiJet include twelve issued U.S. patents twelve and four issued international patents. VisiJet has also exclusive licenses to certain non-patented technology developed by SurgiJet related to ophthalmic applications, and holds exclusive licenses for certain registered trademarks, including VisiJet(R), HydroKeratome(R), and Pulsatome(R).

          Under the terms of the license agreements with SurgiJet, Inc., entered into October 23, 1998, VisiJet is obligated to pay a royalty of 7% of revenues received from sales of the products utilizing licensed patents and technology, up to $400 million of revenues over the course of the Agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year. To date, the Company has paid a total of $180,000 in minimum royalty payments to SurgiJet, and, as of June 30, 2004 $30,000 in minimum royalty payments were accrued.

         On September 17, 2003, VisiJet entered into a license agreement with Robert M. Campbell, Jr., M.D., pursuant to which the Company obtained exclusive worldwide rights for all medical applications for a patented technology invented by Dr. Campbell that provides for the sterile flow of fluid through a surgical water jet apparatus. The license agreement provides for a royalty of 6% on revenues from products utilizing licensed technology and is subject to a minimum royalty of $24,000 per year. To date, $24,000 in minimum royalty payments have been made, and as of June 30, 2004 $50,000 of the license fee balance owed was due and payable.

Following is a listing of patents licensed by the Company:

PATENT NUMBER  DATE ISSUED     EXPIRATION DATE  NAME
-------------  -----------     ---------------  -------------------------------
5,037,431      Aug. 6, 1991    Nov. 3, 2009     Surgical Lance Apparatus

5,322,504      June 21, 1994   May 7, 2012      Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet

5,562,692      Oct. 8, 1996    Oct. 8, 2013     Fluid Jet Surgical Cutting Tool

5,591,184      Jan. 7, 1997    Oct. 13, 2014    Fluid Jet Surgical Cutting
                                                Instrument

5,643,299      July 1, 1997    Jan. 16, 2016    Hydrojet Apparatus for
                                                Refractive Surgery

5,674,226      Oct. 7, 1997    May 7, 2012      Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet

5,735,815      April 7, 1998   July 26, 2013    Method of Using Fluid Jet
                                                Surgical Cutting Tool

5,853,384      Dec. 29, 1998   Dec. 29, 2015    Fluid Jet Surgical Cutting Tool
                                                and Aspiration Device

5,865,790      Feb. 2, 1999    July 26, 2013    Method and Apparatus for Thermal
                                                Phacoemulsification by Fluid
                                                Throttling

6,143,011      Nov. 7, 2000    April 13, 2018   HydroKeratome for Refractive
                                                Surgery

6,312,440      Nov. 6, 2001    April 13, 2018   Fluid Jet Keratome Apparatus and
                                                Method for Refractive Surgery

6,440,103      Aug. 27, 2002   March 17, 2019   Method and Apparatus for Thermal
                                                Emulsification

636345         Feb. 1, 1995    July 18, 2014    Method and Apparatus for Tissue
                                                Excision and Removal by Fluid
                                                Jet (Australia)

677061       Nov. 4, 1997    July 14, 2014      Fluid Jet Surgical Cutting Tool
                                                (Australia)

WO98/36717     Aug. 27, 1998    Aug. 27, 2015   Hydrojet Apparatus for
                                                Refractive Surgery (PCT)

A 61 B 17/32   May 5, 1999     May 5, 2016      Chirurgische Flussigstrahl
                                                Schneidvorrichtung (Germany)

5,620,414      April 15, 1997   April 15,2014   Apparatus and Method for
                                                Effecting Surgical Incision
                                                Through Use of a Fluid Jet

EMPLOYEES

          As of October 15 2004, we had fifteen full-time employees, none of whom is covered by any collective bargaining agreement. We consider our relationship with our employees to be good.

DESCRIPTION OF PROPERTY

          We lease an office/research facility in Irvine, California. Our lease, which is currently on a month to month basis, is for approximately 4,800 square feet, which we lease for an aggregate of $9,500 per month. We are currently evaluating options for leasing facilities on a longer term basis.

                                LEGAL PROCEEDINGS

          VisiJet is currently engaged in the following legal proceedings:

          VisiJet is a defendant in Steven J. Baldwin vs. VisiJet, Inc. et al, a case pending in San Francisco County Superior Court, filed on February 9, 2004(Case NO. 04-428696). The Plaintiff alleges the VisiJet failed to compensate him for services performed, prior to the merger with PNAC, pursuant to a consulting agreement and is seeking monetary damages in the approximate amount of $450,000. The case is currently in the preliminary stage.

                                   MANAGEMENT

          The officers and directors of VisiJet are as follows:

                                                                        Director
Name                            Age   Position                          Since
----                            ---   --------                          -----

Richard H. Keates, M.D.(1)(2)   72    Chairman of the Board             2003
                                      of Directors

Randal A. Bailey                61    President, Chief Executive
                                      Officer and a Director            2003

Laurence M. Schreiber           63    Chief Operating Officer,          2003
                                      Secretary, Treasurer and
                                      a Director

Adam Krupp(1)(2)                41    Director                          2003

Norman Schwartz(1)(2)           61    Director                          2003

(1) Member of the Executive Committee
(2) Member of the Audit Committee

          Dr. Keates has been Chairman of the Board of Directors since February 2003. He is an ophthalmologist, consultant, and professor, and has been a Professor of Ophthalmology at New York Medical College since 1997. Dr. Keates has served on various boards of directors, including Frigitronics (NYSE), Med Chem (NYSE), Autonomous Technologies (NASDAQ) and Chiron Vision. Dr. Keates has consulted for leading health care companies including IO Lab, Alcon, and Bausch

& Lomb. He is a founding partner of Intelligent Biocides, and has published over 100 articles in ophthalmology. Among his many faculty appointments, Dr. Keates has been a professor at Ohio State University, Professor and Chairman of the Ophthalmology Department at the University of California, Irvine. He is the President of the New York Introcular Lens Society and recently completed his term as the President of the New York Keratorefractive Society. Dr. Keates graduated from the University of Pennsylvania and from the Jefferson Medical College. He completed his Ophthalmology training at Harvard Basic Sciences in Ophthalmology and The Manhattan Eye, Ear & Throat Hospital.

          Mr. Bailey has served as President of VisiJet since February 2003, and was appointed to the Board of Directors in September 2003. Between 1995 and 2003 he had been affiliated with VisiJet's predecessors in an executive management capacity. He has more than twenty-five years experience in management roles at both medical device and pharmaceutical companies. From 1991 to 1995, Mr. Bailey was the leader of the sales organization of Pharmacia Ophthalmics, Inc. Between 1989 and 1991, Mr. Bailey was the Vice President of Sales and Marketing for Novoste, Inc. (NASDAQ) a start up cardiovascular company. Mr. Bailey was a co-founder and Vice President of Sales and Marketing for Chiron Vision, Inc., which was acquired by Bausch & Lomb in 1997. Chiron Vision, now Bausch & Lomb Surgical, is a leader in the manufacturing and sales of ophthalmic devices worldwide. From 1980 to 1986 Mr. Bailey was the initial Vice President of Sales and Marketing for Allergan Medical Optics, Inc.

          Mr. Schreiber has served as Chief Operating Officer, Secretary and Treasurer of VisiJet since February 2003, and was appointed to the Board of Directors in September 2003. Prior to February 2003, Mr. Schreiber was an executive officer and a member of the Board of Directors of Ponte Nossa Acquisition Corporation, where he played an integral role in the merger between Ponte Nossa and VisiJet that was finalized in February 2003. Prior to joining Ponte Nossa in 2001, he founded Diversified International, a multilevel marketing system, and served as Chief Executive Officer of Learn America, a multimedia productions company combining advanced computer technology and educational systems. Mr. Schreiber also served as President and a director of Philibus Systems, a private educational system, and was President of Advanced Nutritional Associates, which distributed health care products in the United Kingdom and Europe. He has developed an independent sales distribution system for Herbalife, and pioneered markets in the United Kingdom, Spain and Israel.

          Mr. Krupp has over eighteen years of business experience with emerging growth companies. He is currently a Managing Director and a member of the Executive Committee of CS Technology, Inc, a New York based technology consulting firm. Prior to joining CS Technology, Inc., Mr. Krupp spent ten years in the real estate industry working for several organizations in development, construction, and leasing. Mr. Krupp holds a B.A. from the University of Michigan and an M.S. from New York University.

          Mr. Schwartz has been a member of the board of directors since February 2003, and has served as VisiJet's contract and legal coordinator since March 2003. Mr. Schwartz has over thirty years of experience in providing legal and financial advice to individuals and companies. He has acted as Chief Financial Officer and president of several companies, both public and private, including Acubid International, Ameritrust, and Farm Energy Corp. He served on the Board of International Acuvision Systems, a public company that developed and patented vision Training equipment. He is an active member of the Arizona Bar Association. Mr. Schwartz graduated from Arizona State University, completed his JD at the University Of Arizona, and received his LLM in taxation from New York University.

          Directors hold office until a successor is elected and qualified or until their earlier resignation in the manner provided in the Bylaws.

Scientific Advisors

          Richard Lindstrom, M.D. is the Chief Ophthalmic Consultant to VisiJet, and is in charge of assisting and advising us in connection with product development in the ophthalmic surgical arena. After serving as Clinical Professor of Ophthalmology at the University of Minnesota from 1980 to 1990, Dr. Lindstrom entered private practice and now directs an outpatient clinic adjacent to the Phillips Eye Institute in Minneapolis. He conceptualized the Phillips Eye Institute Center for Teaching and Research, a state-of-the-art ophthalmic research and surgical skills education facility, where he currently serves as Medical Director. Dr. Lindstrom plays an active role in the teaching program at the Phillips Eye Institute and at the University of Minnesota Hospital. He also serves as an Associate Director of the Minnesota Lions Eye Bank. Dr. Lindstrom holds 27 patents in ophthalmology in intraocular lens implant technology, corneal preservation, irrigation solutions, viscoelastic solutions, intracorneal lenses, and associated surgical instruments. Dr. Lindstrom serves on the editing board of a variety of medical journals, including Journal of Cataract and Refractive Surgery, Ophthalmic Surgery, European Journal of Implant and Refractive Surgery, Implants in Ophthalmology, Ocular Surgery News, Ophthalmology Times, and Journal Review of Ophthalmology. He is Chief Medical Advisor to Laser Vision Centers and Vision 21 Centers.

                             EXECUTIVE COMPENSATION

          The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 2003:

                                                                                      Long Term Compensation
                                                                                 ----------------------------------
                                                   Annual Compensation                        Awards
                                          -------------------------------------- ----------------------------------

                                                                   Other Annual                      Securities
                                            Salary    Bonus       Compensation     Restricted        Underlying        All Other
Name and Principal Position       Year        ($)       ($)            ($)        Stock Awards         Options       Compensation
------------------------------ ---------- ------------ --------- --------------- ----------------- ---------------- ---------------
Randal A. Bailey,                   2003  165,000             -         6,800                 -     200,000                62,500
President and Chief                 2002        -             -             -                 -           -                     -
Executive Officer (1)(2)            2001        -             -             -                 -           -                     -

Laurence M. Schreiber,              2003   97,000             -        22,500                 -     200,000                     -
Chief Operating Officer,            2002        -             -             -                 -           -                     -
Treasurer, Secretary (2)            2001        -             -             -                 -           -                     -

Larry Hood,                         2003  122,500             -             -                 -      75,000                83,333
Director of Research and            2002        -             -             -                 -           -                     -
Development, Chief Engineer         2001        -             -             -                 -           -                     -
(1)(2)

-----------
(1) During 2003, VisiJet issued 164,319 shares of common stock, and issued a two year promissory note in the amount of $150,000 to Mr. Bailey and 46,948 shares of common stock, and issued a one year promissory note in the amount of $100,000 to Mr. Hood in satisfaction of an aggregate of $700,000 of unpaid compensation accrued between 1999 and 2002. Amounts noted as All Other Compensation represent respective payments made by the Company pursuant to these promissory notes.
(2) Messrs. Bailey, Schreiber, and Hood became President and CEO, Chief Operating Officer, Director. of Research & Development respectively, on March 1, 2003 and earned consulting income from January to February 2003. Amounts noted as Other Annual Compensation represent respective consulting fees paid in 2003 prior to March 1, 2003. Messrs. Bailey, Schreiber and Hood did not receive any compensation from VisiJet in 2001 or 2002.

Stock Options

          On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         As of October 15, 2004, a total of 1,145,000 options to purchase shares of our common stock were outstanding pursuant to the 2003 Option Plan.

          The following table summarizes information concerning stock options granted to the named executive officers:

                                        Percent of
                                        Total
                        Number of       options/SARs
                        Securities      granted
                        underlying      to           Exercise
                        options/SARs    employees    or base
                        granted         in fiscal    price        Expiration
Name                    (#)             year         ($/Sh)       date
--------------------------------------------------------------------------------

Randal A. Bailey        200,000          17.17%      $1.10     November 10, 2014
Laurence M. Schreiber   200,000          17.17%      $1.10     November 10, 2014

          No named executive officer exercised options in the fiscal year ended December 31, 2003. The following table presents the number and values of exercisable and unexercisable options as of December 31, 2003:

                                   Number of
                                  securities                   Value of
                                  underlying                unexercised in-
                                  unexercised                  the-money
                                options/SARS at             options/SARs at
                                   FY-end (#)                  FY-end ($)
 Name                      Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------
Randal A. Bailey                25,000/175,000              $6,000/$42,000
Laurence M. Schreiber           25,000/175,000              $6,000/$42,000

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

          The table below lists the beneficial ownership of our common stock, as of October 15, 2004, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers, and by all of our directors and officers as a group.

 Name and Address of                  Number of Shares             Percent
 Beneficial Owner                  Beneficially Owned(1)(2)        of Class
-------------------------------------------------------------------------------
Lance Doherty                           4,585,758(3)               15.79%
9342 Jeronimo Road
Irvine, CA 92618

Financial Entrepreneurs, Inc. (4)       3,383,001(3)               11.86%
300 South 4th Street
Las Vegas, Nevada 89101

David E. Eisenberg Trust (5)            2,950,000(3)                9.85%
520 Madison, 38th Floor
New York, NY 10022

Taika Investments, Inc. (6)             2,400,000                   8.50%
Calle Los Mangos C/Alameda
Edificio Los Mangos PB
OFC 1 y 2
La Campina
Caracas 1030
Venezuela

Lewis Family Interest, LP (7)           1,950,000(3)                6.73%
520 Madison, 38th Floor
New York, NY 10022

Randal A. Bailey **                       475,213(3)                1.68%
192 Technology, Suite Q
Irvine, CA 92618

Richard H. Keates, M.D.**                 400,000(3)                1.40%
20 Sutton Place South
New York, NY 10022

Laurence Schreiber**                      208,334(3)                   *
192 Technology, Suite Q
Irvine, CA 92618

Norman Schwartz**                          97,766(3)                   *
192 Technology, Suite Q
Irvine, CA 92618

Adam Krupp**                               25,000(3)                   *
535 Eighth Avenue, 14th Floor
New York, NY 10018

All directors and executive
 officers as a group (5 persons)        1,206,313(3)                4.18%

---------
* Denotes less than one percent.
** Denotes Member of the Board of Directors.

(1) Except as set forth, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Applicable percentage of ownership is based on 28,231,091 shares outstanding as of October 15, 2004, together with applicable warrants and options for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options or warrants currently exercisable or exercisable within 60 days after October 15, 2004 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

(3) Includes shares issuable upon exercise of currently exercisable options or warrants.

(4) Controlled by Norton Cooper

(5) Controlled by David E. Eisenberg

(6) Controlled by Carlos Fernandez

(7) Controlled by Peter C. Lewis

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During 2002, VisiJet issued a promissory note for $345,000 to Financial Entrepreneurs Incorporated ("FEI"), one of our principal stockholders. In February of 2003, in connection with the merger, FEI converted the promissory note held by it, plus accrued interest, into 378,997 shares of Common Stock at a conversion rate of $1.00 per share. Also in February 2003, under an agreement entered into in connection with the merger, we agreed to assume a promissory note originally issued to FEI by PNAC prior to the merger in the amount of $193,163. As of June 30, 2004 the outstanding principal amount was $265,990 and accrued interest was $39,752.

          In February of 2003, VisiJet issued 164,319 shares of Common Stock to Randal A. Bailey, its President and Chief Executive Officer, in cancellation of $350,000 of unpaid salary. VisiJet also issued Bailey a two year promissory note for $150,000 in satisfaction of unpaid salary. The note bears interest at a rate of 3.5% per annum, and calls for twenty-four equal monthly installments. At June 30, 2004, the unpaid principal and accrued interest payable on the note were $70,000 and $5,596, respectively.

          In February of 2003, pursuant to an agreement entered into in connection with the merger between Ponte Nossa Acquisition Corp. and VisiJet, FEI cancelled 7,957,000 shares of VisiJet Common Stock owned by it, and VisiJet issued FEI a five year warrant to purchase 1,543,000 shares of Common Stock at an exercise price of $5.00 per share.

         During 2003, and through June 30, 2004, the Company paid finders fees totaling $52,500 and $15,000, respectively, to FEI in connection with amounts raised through private equity placements by the Company. In addition during 2003, the Company recorded consulting expenses totaling $75,000 to FEI, that were added to an outstanding note payable with the corporation, and reimbursed the corporation for travel expenses related to business of the Company totaling $19,279.

         In February 2003, the Company issued five-year warrants to purchase 25,000 shares of its Common Stock at an exercise price of $3.00 per share, to Laurence Schreiber, a director and officer of the Company, pursuant to an agreement entered into in connection with the merger.

          In March of 2003, we began making consulting payments of $2,500 per month to M & N Consulting, a corporation owned by Norman Schwartz, a director of VisiJet, for consulting services provided by Mr. Schwartz. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed pursuant to this arrangement, of which $2,500 is included in accounts payable at
December 31, 2003. During the six months ended June 30, 2004 the Company recorded, and paid $30,000 in consulting fees pursuant to this agreement. In addition, in September 2003, VisiJet issued 150,000 shares of Common Stock to M & N Consulting for services provided by Mr. Schwartz in connection with the finalization of the merger with Ponte Nossa. In connection with the issuance of these shares, VisiJet recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance. Subsequent to the issuance of these shares, beneficial ownership with respect to 100,000 shares was transferred by M & N Consulting to Laurence Schreiber, Secretary/Chief Financial Officer and a Director.

          In February of 2003, VisiJet entered into a consulting agreement with Richard H. Keates, M.D., a director. Pursuant to this agreement, Dr. Keates receives a monthly retainer of $5,000 per month plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003. In January 2004, the agreement was modified to provide for a Monthly retainer of $15,000, and to eliminate the per diem rate. During the six months ended June 30, 2004 the Company recorded $90,000 of consulting fees in connection with this agreement. As of June 30, 2004, $85,104 related to this agreement was included in accounts payable at June 30, 2004.

          In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by Peter Lewis and David Eisenberg, two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation pursuant to which, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. During 2003, and for the three months ended March 31, 2004 a total of $135,000 and $45,000, respectively, in fees have been expensed and accrued pursuant to this agreement. During 2003, the Company recorded finders fee expenses totaling $30,000 for amounts earned by Peter Lewis and the corporation, in connection with private equity placements by the Company. Of the total finders fees earned, $15,000 was paid during 2003, and $15,000 is included in accrued expenses at December 31, 2003 and June 30, 2004.

          In July 2003, Richard H. Keates, M.D., a director, purchased 100,000 shares of the Company's common stock in a private placement of equity securities for $100,000. In connection with this investment, Dr. Keates also received 100,000 5-year warrants to purchase common stock at an exercise price of $2.25.

         In November 2003, directors Richard H. Keates, M.D., Norman Schwartz and Adam Krupp were granted 200,000, 75,000 and 25,000 10-year options, respectively, to purchase shares of the company's common stock at an exercise price of $1.10.

         In April 2004, the Company and FEI entered into an agreement pursuant to which FEI loaned the Company shares owned by FEI, for use by the Company as collateral in subsequent financing transactions. In return, the Company agreed to reduce the exercise price of 1,543,000 warrants previously issued to FEI from $5.00 per share to $1.00 per share. In connection with the warrant re-pricing the Company recorded a non-cash expense of $546,403 during the second quarter based on a Black-Scholes model valuation. As of June 30, 2004 all shares borrowed by the Company from the corporation pursuant to this agreement had been returned to the corporation.

         In April 2004, the Company and Taika Investment, Inc. a corporation that beneficially owns in excess of 5% of the outstanding shares of Common Stock of the Company, entered into an agreement pursuant to which Taika agreed to make available 3 million shares of the Company's common stock, for use by the Company in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, that had not previously been returned by the due date. As of June 30, 2004 the Company had borrowed a total of 1,550,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $9,515.

         In May 2004 the Company received a working capital advance in the amount of $200,000 from an individual related to the controlling stockholder of FEI, and in June 2004, the advance was repaid.

                            DESCRIPTION OF SECURITIES

          The following summary is a description of our common stock and certain provisions of our Certificate of Incorporation, Bylaws and Delaware law.

GENERAL

         Our authorized capital consists of 50,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share. In July 2004, our board of directors approved an increase in the number of authorized shares of Common Stock to 100,000,000. The increase has been approved by a majority of shareholders of record as of August 31, 2004, and the increase is expected to be effective upon filing of an amendment to our Certificate of Incorporation with the Delaware Secretary of State, anticipated to be approximately twenty-one days after an Information Statement describing the transaction has been distributed to our stockholders.

Common Stock

         As of October 15, 2004, we had 28,231,091 shares of Common Stock outstanding. Each share is entitled to one vote at all meetings of our stockholders. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Neither our Certificate of Incorporation nor our Bylaws contain any provisions which limit or restrict the ability of another person to take over our company.

Preferred Stock

SERIES A CONVERTIBLE PREFERRED

         As of October 15, 2004, we had 450,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock")outstanding. The Preferred Stock was issued with an aggregate stated value of $4,500,000 and is nonvoting, except as required by Delaware law. The holders of the Series A Preferred Stock are not entitled to receive any dividends, and the Series A Preferred Stock is convertible, at any time at the holder's option, for a period of three years from the date of issuance, into shares of our Common Stock. The number of shares of Common Stock to be issued upon conversion is determined by dividing the stated value being converted by the conversion price then in effect. The conversion price of the Series A Preferred Stock is the lower of (i) $0.609 per share and (ii) eighty percent of the lowest closing bid price of the Common Stock in the ten trading days preceding the date of conversion, but in no event less than $.18 per share. The conversion price is subject to further adjustment based on anti-dilution provisions. Any shares not previously converted are automatically converted at the expiration of the three year period

OPTIONS AND WARRANTS

         As of October 15, 2004, we had outstanding options to purchase an aggregate of 1,145,000 shares of our Common Stock pursuant to our 2003 Stock Option Plan, at a weighted-average exercise price of $1.10 per share. These options are held by directors, officers, key employees and consultants. As of October 15, 2004, options to purchase 370,000 shares were exercisable.

         As of October 15, 2004 we also have outstanding warrants to purchase 18,749,146 shares of our Common Stock, with a weighted-average exercise price of $1.57 per share.

TRANSFER AGENT

         The transfer agent for our common stock is Nevada Agency and Trust Company, Reno, Nevada.

SHARES ELIGIBLE FOR RESALE

         Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

         Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

          In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

          The shares are being offered by certain selling stockholders. To our knowledge, none of the selling shareholders are broker-dealers, or affiliates of broker-dealers. The selling stockholders may offer and sell up to 27,205,614 shares now owned by them or issuable to them upon the exercise of warrants and conversion of debt.

          The selling stockholders may from time to time offer and sell any or all of the shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholders will own after the offering.

          All expenses incurred with respect to the registration of the shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of their shares.

          The following table sets forth, with respect to the selling stockholders (i) the number of shares of common stock beneficially owned as of October 15, 2004 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling stockholder:

                                         Prior to Offering                     After Offering (1)
                                      -----------------------               -----------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------
Libertyview Special Opportunities
Fund, LP (2)                         5,965,689         17.45 %     5,965,689        -       0.00%

Bushido Capital Master Fund LP (3)   3,099,549          9.89%      3,099,549         -      0.00%

Bridges & Pipes LLC (4)              2,742,681          8.85%      2,742,681         -      0.00%

Stan Chessed                         1,407,000          4.86%      1,407,000         -      0.00%

Gamma Opportunity Capital
Partners (5)                         1,352,632          4.57%      1,352,632         -      0.00%

639604 Ontario Limited(6)            1,250,000          4.24%      1,250,000         -      0.00%

Wyatt Landesmann                       965,000          3.35%        965,000         -      0.00%

Mallos Living Trust(7)                 900,000          3.14%        900,000          -     0.00%

Platinum Long Term Growth (8)          733,332          2.53%        733,332          -     0.00%

HIT Credit Union (9)                   500,000          1.74%        500,000          -     0.00%

                                       37






                                         Prior to Offering                     After Offering (1)
                                      -----------------------               -----------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------

Little Gem Life Sciences
Fund, LLC (10)                         450,877          1.57%        450,877          -     0.00%

Ronald P. Russo, Jr.                   449,286          1.57%        449,286         -      0.00%

Fridolin Fackelmayer                   400,000          1.41%        400,000          -     0.00%

Marshalarts, LLC (11)                  400,000          1.41%        400,000          -     0.00%

Cethron Property Management Inc.(12)   350,000          1.23%        350,000          -      0.00%

Rock II, LLC (13)                      333,334          1.17%        333,334          -      0.00%

Brandon D. Cohen                       220,000          0.78%        220,000          -      0.00%

Transcontinental Financial
Resources(14)                          200,000          0.71%        200,000          -      0.00%

Wachovia Securities C/F Charles
 Pierce IRA(15)                        200,000          0.71%        200,000          -      0.00%

Elizabeth Wheeler                      200,000          0.71%        200,000          -      0.00%

Mark Wheeler                           200,000          0.71%        200,000          -      0.00%

Mark M. Wheeler IRA                    200,000          0.71%        200,000          -      0.00%

Zorina Bennett                         200,000          0.71%        200,000          -      0.00%

Charles E. Blair                       200,000          0.71%        200,000          -      0.00%

John P. Dempsey                        200,000          0.71%        200,000          -      0.00%

Stephen & Kathleen Guarino             187,500          0.66%        187,500          -      0.00%

Sattinwood Inc.(16)                    160,000          0.57%        160,000          -      0.00%

Westcap Securities(17)                 150,000          0.53%        150,000          -      0.00%

Shipman & Goodwin LLP Profit
 Sharing Plan FBO James T. Betts(18)   100,000          0.35%        100,000          -      0.00%

James T. Betts, Trustee U/A T.J.
 and H.M. Betts Dated May 26, 1983(18) 100,000          0.35%        100,000          -      0.00%

Roman Feldman & Irina Krym, JTTEN      100,000          0.35%        100,000          -      0.00%

One Six Partners(19)                   100,000          0.35%        100,000          -      0.00%

Goren Brothers LP(20)                  100,000          0.35%        100,000          -      0.00%

Alan Gray                              100,000          0.35%        100,000          -      0.00%

J. Charles Pierce                      100,000          0.35%        100,000          -      0.00%

Olen C. Wilson                         100,000          0.35%        100,000          -      0.00%

                                       38






                                         Prior to Offering                     After Offering (1)
                                      -----------------------               -----------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------

Richard L. Tuch                        100,000          0.35%        100,000          -      0.00%

Richard Payne & Sherry Payne           100,000          0.35%        100,000          -      0.00%

Jon Bolker                             100,000          0.35%        100,000          -      0.00%

Porter Family Trust(21)                100,000          0.35%        100,000          -      0.00%

Brooke Niemi                           100,000          0.35%        100,000          -      0.00%

Douglas G. May                         100,000          0.35%        100,000          -      0.00%

James V. May                           100,000          0.35%        100,000          -      0.00%

Capital Investment Services, Inc.(22)  100,000          0.35%        100,000          -      0.00%

Edge Trading, LLC(23)                  100,000          0.35%        100,000          -      0.00%

US Euro Securities, Inc. (24)           79,286          0.28%         79,286          -      0.00%

Martin A. Benowitz                      75,000          0.27%         75,000          -      0.00%

N.J. Olivieri                           75,000          0.27%         75,000          -      0.00%

Smedly Hendrickson                      70,000          0.25%         70,000          -      0.00%

Ascendiant Capital Group, LLC(25)       60,000          0.21%         60,000          -      0.00%

Zach Alcyone & Anne Alcyone             50,000          0.18%         50,000          -      0.00%

Felix Aronsky                           50,000          0.18%         50,000          -      0.00%

Daniela Brabner-Smith                   50,000          0.18%         50,000          -      0.00%

Robert M. Campbell Jr.                  50,000          0.18%         50,000          -      0.00%

Hoa Le Duong                            50,000          0.18%         50,000          -      0.00%

Vallery Dubovikov                       50,000          0.18%         50,000          -      0.00%

Steven Efman                            50,000          0.18%         50,000          -      0.00%

Fred Efman                              50,000          0.18%         50,000          -      0.00%

Marvin Schwartz                         50,000          0.18%         50,000          -      0.00%

Vladamir Lieberman                      50,000          0.18%         50,000          -      0.00%

Richard Monka                           50,000          0.18%         50,000          -      0.00%

Mikhail Nemets                          50,000          0.18%         50,000          -      0.00%

Alexander Onik                          50,000          0.18%         50,000          -      0.00%

Roslyn Pinkus and Frank Pinkus          50,000          0.18%         50,000          -      0.00%

Van S. Bohne                            50,000          0.18%         50,000          -      0.00%

Michael Bergman                         50,000          0.18%         50,000          -      0.00%

Michael Hamblett                        50,000          0.18%         50,000          -      0.00%

Larry L. Hood(26)                      246,948          0.87%         46,948     200,000     0.71%

Michael Cimaron                         45,000           0.16%         45,000         -      0.00%

Stuart Russo                            37,500          0.13%         37,500          -      0.00%

                                       39






                                         Prior to Offering                     After Offering (1)
                                      -----------------------               -----------------------

            Name                       Shares        Percent       Offered      Shares    Percent
  -------------------------            ------        -------       -------      ------    -------
George Haralanpoudis                    37,500          0.13%         37,500          -      0.00%

SBI USA, LLC(9)                         37,500          0.13%         37,500          -      0.00%

Phoenix Capital, Inc.(27)               37,500          0.13%         37,500          -      0.00%

Timothy Roberts                         37,500          0.13%         37,500          -      0.00%

Jay Standish                            30,000          0.11%         30,000           -     0.00%

Alan Stone & Co., Ltd.(28)              27,000          0.10%         27,000          -      0.00%

Thomas DeMele                           25,000          0.09%         25,000          -      0.00%

Robert F. Kull                          25,000          0.09%         25,000          -      0.00%

Ranchers Management Service Inc.
 Profit Sharing Plan(29)                25,000           0.9%         25,000          -      0.00%

Starboard Capital (30)                  25,000          0.09%         25,000          -      0.00%

Anthony Spatacco                        25,000          0.09%         25,000          -      0.00%

David Bench                             20,000          0.07%         20,000          -      0.00%

Asher & Danielle Weinfeld, JTTEN        19,200          0.07%         19,200          -      0.00%

Kenneth D. & Ethne S. Katz, JTTEN       16,000          0.06%         16,000          -      0.00%

Mordechai & Melanie Smith, JTTEN        16,000          0.06%         16,000          -      0.00%

Hershel & Lara Goulson, JTTEN           16,000          0.06%         16,000          -      0.00%

Simon & Eva Weinfeld, JTTEN             12,800          0.05%         12,800          -      0.00%

Rand Brenner                             9,000          0.03%          9,000          -      0.00%

Tafkid, LLC (31)                         9,000          0.03%          9,000          -      0.00%

----------
(1) For purposes of this table, we have assumed that the Selling Stockholders will sell in this offering all shares offered.
(2) Controlled by Ryan Hay
(3) Controlled by Louis Rabman
(4) Controlled by David Fuchs
(5) Controlled by Jonathon P. Knight
(6) Controlled by Melvyn Solmon
(7) Controlled by C. Thomas Mallos and Barbara K. Mallos, trustees.
(8) Controlled by Mark Nordlitch
(9) Controlled by Shelly Singhal
(10)Controlled by Jeffrey Benison
(11)Controlled by Dana Marshall Cook
(12)Controlled by Robert I. Adatto
(13)Controlled by Mike Grady
(14)Controlled by Kenneth Rubinstein
(15)Controlled by Charles Pierce
(16)Controlled by Yosef Ram
(17)Controlled by Thomas Rubin
(18)Controlled by James T. Betts
(19)Controlled by Robert Gopen
(20)Controlled by James G. Goren and Alexander M. Goren
(21)Controlled by Sanford Porter, trustee
(22)Controlled by Robert J. Escobio
(23)Controlled by Chris Dillow
(24)Controlled by Ronald P. Russo, Jr.
(254)Controlled by Bradley J. Wilhite(26)Mr. Hood is VisiJet's Chief Engineer.
(27)Controlled by Roger Tischenor
(28)Controlled by Alan Stone
(29)Controlled by Robert L. Kull
(30)Controlled by Anthony Spatacco
(31)Controlled by Antony Gordon

                              PLAN OF DISTRIBUTION

GENERAL

     Shares of common stock offered through this prospectus may be sold from time to time directly by the selling stockholders or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the- counter market or on such exchanges or services, or (iv) through the writing of options. In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The selling stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities.

     The selling stockholders will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The selling stockholders may sell the shares in any manner permitted by law, including one or more of the following:

     * a block trade in which a broker-dealer engaged by a selling stockholder will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     * purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

     * an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     * ordinary brokerage transactions in which the broker solicits purchasers; and

     *    privately negotiated transactions.

     In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS

     If the selling stockholders effect sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     If a selling stockholder sells shares through an underwriter, broker, dealer or agent, it may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act. We have been informed by SBI and Trilogy that there are no existing arrangements between them and any underwriter, broker, dealer or agent relating to the distribution of the shares.

PENNY STOCK RULE

THE "PENNY STOCK RULE" COULD MAKE IT DIFFICULT FOR BROKERS AND DEALERS TO TRADE IN OUR STOCK, WHICH COULD CAUSE THE MARKET FOR OUR STOCK TO BE LESS LIQUID, WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

     Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

     * make a special suitability determination for purchasers of our shares;

     * receive the purchaser's written consent to the transaction prior to the purchase; and

     * deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

     Consequently, penny stock rules may restrict the ability of broker- dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Haddan & Zepfel LLP, Newport Beach, California.

                                     EXPERTS

     The financial statements of VisiJet as of and for the years ended December 31, 2003 and 2002, appearing in this prospectus have been audited by Peterson & Co., LLP, Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     VisiJet files current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. VisiJet has filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

     For further information with respect to VisiJet and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                                  VISIJET, INC.

                          (A Development Stage Company)

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                       AND

                   UNAUDITED CONSOLIDATED FINACIAL STATEMENTS

                 FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

                                      INDEX
                                      -----
                                                                            Page
                                                                            ----

Independent Auditor's Report                                                 45

Balance Sheets, December 31, 2003 and 2002                                   46

Statements of Operations for the years ended December 31, 2003 and
     2002 and for the period February 2, 1996 (inception) to
     December 31, 2003                                                       47

Statements of Changes in Stockholders' Deficit, February 2, 1996
     (inception) to December 31, 2003                                        48

Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period February 2, 1996 (inception) to
     December 31, 2003                                                       49

Notes to Financial Statements, December 31, 2003                             50

Balance Sheets, June 30, 2004 (unaudited) and December 31, 2003              67

Unaudited Statements of Operations for the Three and Six Months
    Ended June 30, 2004 and 2003                                             68

Unaudited Statements of Cash Flows for the Three and Six Months
     Ended June 30, 2004, and for the period February 2, 1996
     (inception) to June 30, 2004                                            69

Notes to Unaudited Financial Statements                                      70

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
VISIJET, INC.
(A Development Stage Company)
Irvine, California

We have audited the accompanying balance sheets of VisiJet, Inc. (A Development Stage Company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Visijet, Inc. (A Development Stage Company) as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended and for the period from February 2, 1996 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, Visijet, Inc. (A Development Stage Company) has reported accumulated losses during the development stage aggregating $10,776,219 and without additional financing, lacks sufficient working capital to fund operations beyond March 2004, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Peterson & Co., LLP
March 26, 2004 (except for Note 14 for which the date is April 14, 2004)

                                       VisiJet, Inc.
                               (A development stage company)
                                       Balance Sheets

                                                                                        December 31,
                                                                                   2003            2002
                                                                              -------------   -------------
ASSETS

Current assets:
     Cash and cash equivalents                                                $     35,879    $        960
     Prepaid expenses                                                               88,749              --

                                                                              -------------   -------------
        Total current assets                                                       124,628             960

     Property and equipment, net                                                   104,440          47,443

     Patents and trademarks, net                                                    97,244              --
                                                                              -------------   -------------

        Total assets                                                          $    326,312    $     48,403
                                                                              =============   =============

LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
     Accounts payable                                                         $    679,885    $    196,985
     Compensation settlement agreement - current portion                            86,708         595,833
     Accrued interest                                                              109,232         160,837
     Accrued expenses                                                              481,106         130,469
     Royalty payable                                                                60,000          60,000
     Notes payable to related parties                                              681,442       1,543,843
     Notes payable - current portion                                                14,000              --
                                                                              -------------   -------------
        Total current liabilities                                                2,112,373       2,687,967

     Compensation settlement agreement, net of current portion                      17,458         104,167
     Notes payable to related parties, net of current portion                       87,144              --
                                                                              -------------   -------------
        Total liabilities                                                        2,216,975       2,792,134
                                                                              -------------   -------------

Shareholders' deficit:
     Common stock, no par value; no shares authorized or issued at December 31,
        2003, and 10,000,000 shares authorized;
        7,997,735 shares issued and outstanding at December 31, 2002,                   --         615,248
     Common stock, 50,000,000 shares authorized, $.001 par value,
        21,691,163 shares issued and outstanding at December 31, 2003, and
        no shares authorized or issued at December 31, 2002                         21,691              --
     Preferred stock, 10,000,000 shares authorized, $.001 par value, no shares outstanding at December 31, 2003 and no shares authorized
        or issued at December 31, 2002                                                  --              --
     Preferred stock, no par value; 5,000,000 shares authorized;
        no shares outstanding at December 31, 2003
        140,306 Series A shares issued and outstanding at December 31,2002,             --         550,000
        no shares outstanding at December 31, 2003
        636,364 Series B shares authorized; 363,946 shares issued and
        outstanding at December 31, 2002,                                               --       1,908,088
     Additional paid in capital                                                  7,845,365
     Common stock subscriptions                                                  1,018,500              --
     Deficit accumulated during development stage                              (10,776,219)     (5,817,067)
                                                                              -------------   -------------
        Shareholders' deficit                                                   (1,890,663)     (2,743,731)
                                                                              -------------   -------------
Total liabilities and shareholders' deficit                                   $    326,312    $     48,403
                                                                              =============   =============

The accompanying notes are an integral part of these financial statements


                                            Visijet, Inc.
                                    (A development stage company)
                                      Statements of Operations

                                                                                   For the period
                                                Twelve months ended December 31,  February 2, 1996
                                                                                   (inception) to
                                                    2003              2002          Dec 31, 2003
                                                -------------     -------------     -------------
Operating expenses:
     General and administrative expenses        $  3,736,604      $    751,717      $  5,568,736
     Research and development expenses             1,256,259           294,736         4,858,009
                                                -------------     -------------     -------------
          Total operating expenses                 4,992,863         1,046,453        10,426,745
                                                -------------     -------------     -------------
Loss from operations                              (4,992,863)       (1,046,453)      (10,426,745)
Other income (expense):
     Interest income                                     455                                 455
     Interest expense                                (56,247)         (131,319)         (364,245)
     Gain on debt restructure                         90,303                              90,303
     Loss on judgment                                                                    (21,483)
     Loss on disposal of assets                                        (48,104)          (48,104)
                                                -------------     -------------     -------------
          Total other expense                         34,511          (179,423)         (343,074)
                                                -------------     -------------     -------------
Loss before provision for taxes                   (4,958,352)       (1,225,876)      (10,769,819)
Provision for Income taxes                               800               800             6,400
                                                -------------     -------------     -------------
Net loss                                        $ (4,959,152)     $ (1,226,676)     $(10,776,219)
                                                =============     =============     =============

Net loss per common share - basic and diluted   $      (0.27)     $      (0.16)     $      (2.01)
                                                =============     =============     =============
Basic and diluted weighted average
number of common shares outstanding               18,606,352         7,811,809         5,351,763
                                                =============     =============     =============

The accompanying notes are an integral part of these financial statements


                                                            Visijet, Inc.
                                                   (A development stage company)
                                                 Statement of Shareholders' Equity
                                                                                                        Deficit
                                                                                                      Accumulated         Net
                               Common Stock         Preferred Stock         Common       Additional    during the     Shareholders'
                        ----------------------- -----------------------     Stock         Paid In      Development       Equity
                          Shares      Amount       Shares     Amount      Subscription    Capital         Stage         (Deficit)
                        ----------- ----------- ---------- ------------  -------------  -------------  -------------   -------------
Balance,
 December 31, 2002       7,997,735  $  615,248    504,252  $ 2,458,088             --             --   $ (5,817,067)   $ (2,743,731)
                        =========== =========== ========== ============  =============  =============  =============   =============

Common stock issued
 for consideration
 of merger, net of
 shares cancelled        6,084,000       6,084         --           --             --   $      8,058             --          14,142
Common stock issued
 in connection with
 private placement
 and debt conversion     3,528,481       3,528         --           --             --      1,130,152             --       1,133,680
Common stock issued
 upon conversion of
 preferred shares          826,530    (606,424)  (504,252)  (2,458,088)            --      3,064,512             --              --
Common stock issued in
 connection with debt
 conversion                378,997         379         --           --             --        378,618             --         378,997
Common stock issued in
 connection with
 settlement agreements     211,267         211         --           --             --        449,789             --         450,000
Common stock issued for
 services                   60,069          60         --           --             --          1,141             --           1,201

Common stock canceled     (204,409)       (204)        --           --             --            204             --              --

Common stock issued
 in connection with
 post-merger placements  2,712,500       2,713         --           --             --      2,689,777             --       2,692,490

Costs of private
 placements                     --          --         --           --             --       (228,700)            --        (228,700)

Common stock given
 for services              150,000         150         --           --             --        224,850             --         225,000

Common stock
 subscriptions                  --          --         --           --   $  1,018,500             --             --       1,018,500

Merger shares
 reconciliation            (54,007)        (54)        --           --             --             54             --              --

Warrants issued
 for services                   --          --         --           --             --         33,483             --          33,483

Options issued
 for services                   --          --         --           --             --         93,427             --          93,427

Net Loss                        --          --         --           --             --             --     (4,959,152)     (4,959,152)

                        ----------- ----------- ---------- ------------  -------------  -------------  -------------   -------------
Balance,
 December 31, 2003      21,691,163  $   21,691         --           --   $  1,018,500   $  7,845,365   $(10,776,219)   $ (1,890,663)
                        =========== =========== ========== ============  =============  =============  =============   =============

The accompanying notes are an integral part of these financial statements


                                                 Visijet, Inc.

                                         (A development stage company)
                                           Statements of Cash Flows

                                                                                                   For the period
                                                                                                  February 2, 1996
                                                                  Twelve months ended December 31, (inception) to
                                                                       2003             2002      December 31, 2003
                                                                   -------------   -------------   -------------
Cash flows from operating activities
   Net loss                                                        $ (4,959,152)   $ (1,226,676)   $(10,776,219)
Adjustment to reconcile net loss to net
cash used by operating activities:
Depreciation                                                             23,949          13,627         312,311
Loss from disposal of fixed assets                                           --          48,104          48,104
Common stock issued for services                                        353,111           6,487         455,468
   Gain from Debt Restructure                                           (90,303)             --         (90,303)
Changes in assets and liabilities:                                           --              --
   Prepaid expenses                                                     (88,749)             --         (88,749)
   Accounts payable and other accrued expenses                          482,900         (33,172)        679,885
   Compensation settlement agreement                                   (145,834)        291,651         104,166
   Royalties payable                                                         --          60,000          60,000
   Foreign exchange effect on notes payable                               3,121              --           3,121
   Accrued fees                                                         180,848              --         181,648
   Accrued paid time off                                                 55,191              --          55,191
   Accrued judgment                                                      39,598              --         169,267
   Accrued patent payable                                                75,000              --          75,000
   Accrued interest                                                      40,044          42,389         200,881
                                                                   -------------   -------------   -------------
Net cash used by operating activities                                (4,030,276)       (797,590)     (8,610,229)
                                                                   -------------   -------------   -------------

Cash flows from investing activities
   Acquisition of property and equipment                                (78,190)         (4,633)       (462,099)
   Acquisition of patents                                              (100,000)             --        (100,000)
                                                                   -------------   -------------   -------------
Net cash used in investing activities                                  (178,190)         (4,633)       (562,099)
                                                                   -------------   -------------   -------------

Cash flows from financing activities
   Advance from related party                                           337,543         830,665       1,908,868
   Repayment of advances from related parties                          (185,138)        (27,482)       (212,620)
   Repayment of notes payable                                           (20,000)             --         (20,000)
   Proceeds from issuance of common stock, net                        3,027,790              --       3,990,681
   Proceeds from common stock subscriptions                           1,018,500              --       1,018,500
   Proceeds from issuance and conversion of preferred stock, net             --              --       2,458,088
   Cash acquired in reverse merger                                       30,693              --          30,693
   Interest converted to equity in connection with merger                33,997              --          33,997

                                                                   -------------   -------------   -------------
Net cash provided by financing activities                             4,243,385         803,183       9,208,207
                                                                   -------------   -------------   -------------

Net increase in cash                                                     34,919             960          35,879

Cash, beginning of period                                                   960              --              --

                                                                   -------------   -------------   -------------
Cash, end of period                                                $     35,879    $        960    $     35,879
                                                                   =============   =============   =============

Supplemental disclosures of cash flow information
Conversion of Debt to Equity                                          1,398,677
 Conversion of Series A preferred stock to common stock                 550,000
Conversion of Series B preferred stock to common stock                1,908,088
Fair value of net liabilities assumed at date of reverse merger         189,458

The accompanying notes are an integral part of these financial statements

                                  VISIJET, INC.
                         (A DEVELOPMENT STAGE COMPANY )
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS
-----------------------------

         VisiJet, Inc. ("VisiJet", or "the Company"), a Delaware corporation, is a development stage company engaged in the research and development of surgical equipment for use in the field of ophthalmology based on proprietary waterjet technology. Potential customers include physicians, surgical centers and hospitals. The Company's efforts through December 31, 2003, have been principally devoted to organizational activities, raising capital and research and development efforts. To date, the Company has not received any revenues from product sales.

         HISTORY AND MERGER

         The Company was incorporated in California on February 2, 1996 as a wholly owned subsidiary of SurgiJet, Inc ("SurgiJet"). In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company. In connection with this spin-off transaction, certain operating assets and liabilities were assumed by the Company.

         On February 11, 2003 the Company completed a merger with Ponte Nossa Acquisition Corp., a Delaware corporation incorporated in 1997 ("PNAC"). Pursuant to the merger agreement between VisiJet and PNAC (the "Merger Agreement"), the Company became a wholly owned subsidiary of PNAC. Since this transaction resulted in the shareholders of Visijet acquiring a majority of the outstanding shares of PNAC, for financial reporting purposes the business combination was accounted for as a recapitalization of PNAC (a reverse acquisition with the Company as the accounting acquirer). Subsequently, PNAC changed its name to Visijet, Inc. See Note 7.

         As a result of the merger, the following assets were acquired and liabilities were assumed:

                  Assets:
                    Cash                                       $   30,693
                  Liabilities:
                    Notes payable to related parties             (220,151)
                                                               -----------

                  Net liabilities assumed                      $ (189,458)
                                                               ===========

         GOING CONCERN

         The Company has incurred net operating losses since inception, has generated no revenue, and has working capital and stockholders' deficits. The Company is likely to incur substantial and increasing operating losses as it continues its research and development efforts until such time, if ever, as product sales, royalties, license and development and other fees can generate sufficient revenue to fund its continuing operations. The Company's future capital requirements will depend on many factors, including but not limited to the Company's ability to finalize development and successfully market its waterjet technology, overall product development costs including the cost of clinical trials and competing technological and market developments.

         To address the going concern issue, the Company has been attempting to secure additional financing that will be adequate to fund its operations until such time as sufficient revenue from product sales or other operating activities are being generated. In this regard, as discussed in more detail in Note 14, in April 2004, the Company entered into two stock purchase agreements, that if finalized and funded, would result in initial gross proceeds to the Company of $9.5 million. Completion of this financing, and receipt of funding by the Company, is contingent on the effectiveness of a Registration Statement, which the Company has recently filed with the United States Securities and Exchange Commission covering the resale of the shares of common stock and the shares of common stock underlying the warrants. Whereas the Company believes that the funding contemplated by these stock purchase agreements will be obtained in a timely manner, there can be no assurances that the Registration Statement will be declared effective, or that the anticipated proceeds will be received by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

         RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are charged to expense as incurred. Certain corporate overhead expenses, such as professional fees, salaries, rent and travel are allocated to research and development based on estimates made by management.

         STOCK-BASED COMPENSATION

         The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for the award and the market price or fair value of the underlying common stock at the date of the award. Stock-based compensation arrangements involving non-employees are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," under which such arrangements are accounted for based on the fair value of the option or award. The Company adopted the disclosure requirements of SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE," an amendment of SFAS No. 123 as of January 1, 2003, which require certain disclosures about stock-based employee compensation plans in an entity's accounting policy note.

         Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented.

         The adoption of SFAS No. 148 did not have a material impact to these consolidated financial statements and the disclosure requirements are included below.

         On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         During the fourth quarter of 2003, the Company issued 125,000 stock options to consultants to purchase the Company's common stock in exchange for services rendered. The Company has accounted for these issuances in accordance with SFAS No. 123 and has recorded an expense of $93,427 representing the fair value of the options using a Black-Scholes option-pricing model. The options are exercisable at price of $1.10 per share and have a term of 10 years.

         Also during the fourth quarter of 2003, the Company issued options to employees and directors to purchase 1,040,000 shares of its common stock, at an exercise price of $1.10. All options granted during the period have a term of ten years and were issued at an exercise price equal to the market value of the underlying stock at the date of grant. As of December 31, 2003 a total of 1,165,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

         A summary of changes in common stock options during 2003 and 2002 follows:

                                           Number of   Weighted Average  Exercisable
                                             Shares     Exercise Price     Shares
                                           -----------------------------------------
         Outstanding at December 31, 2002          --           --              --
               Granted                      1,165,000     $   1.10         390,000
               Forfeited                           --           --              --
               Cancelled                           --           --              --
         Outstanding at December 31, 2003   1,165,000     $   1.10         390,000

         SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following assumptions used for grants in fiscal 2003: dividend yield of zero percent, risk-free interest rate of 3.29%, expected life of five years, and expected volatility of 83.82%.

         Under the accounting provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's pro forma net loss and loss per share for the years ended December 31, 2003 and 2002 would have been as follows:

                                                     2003               2002
                                                     ----               ----
          Net Loss:
              As reported                        $ (4,959,152)     $ (1,226,676)
              SFAS No. 123 effect                    (308,724)               --
                                                 -------------     -------------
         Pro forma net loss                      $ (5,267,876)     $ (1,226,676)
                                                 =============     =============

          Loss per share:
              As reported                        $      (0.27)     $      (0.16)
                                                 =============     =============
              Pro forma                          $      (0.28)     $      (0.16)
                                                 =============     =============

         Basic and diluted weighted
           average shares outstanding              18,606,352         7,811,809
                                                 =============     =============

         The following table summarizes information about stock options outstanding at December 31, 2003:

                                    Weighted
                                    Average     Weighted               Weighted
                                   Remaining    Average                Average
            Exercise     Number      Life in     Exercise    Number     Exercise
             Price    Outstanding    Years        Price   Exercisable   Price
             -----    -----------    -----        -----   -----------   -----

               $1.10   1,165,000     9.83         $1.10    390,000      $1.10

         SEGMENT INFORMATION

         The Company complies with SFAS No. 131, "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION" that requires public business enterprises to report information regarding reportable operating segments. SFAS No. 131 supersedes SFAS No. 14, "FINANCIAL REPORTING FOR SEGMENTS OF A BUSINESS ENTERPRISE."

         During 2003 and 2002, the Company had only one primary business unit, the research and development of ophthalmic surgical instruments. Accordingly, separate operating segment information is not being presented.

         DEPRECIATION

         Depreciation of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to five years.

         USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         LOSS PER SHARE

         The Company calculates loss per share in accordance with SFAS No. 128, "EARNINGS PER SHARE," and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 98. Accordingly, basic loss per share is computed using the weighted average number of common shares and diluted loss per share are computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method, or warrants; common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

         INCOME TAXES

         The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         RECLASSIFICATIONS

         Certain reclassifications have been made to the financial statements of the prior year and for the period February 2, 1996 (inception) to December 31, 2003 in order to conform to current year presentation.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In November 2002, the FASB issued Interpretation No. 45, "GUARANTOR'S ACCOUNTING AND DISCLOSURE REQUIREMENTS FOR GUARANTEES, INCLUDING INDIRECT GUARANTEES OF INDEBTEDNESS OF OTHERS" - an interpretation of SFAS Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the

         Company's consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002, and have been adopted in the accompanying consolidated financial statements with no additional disclosure required.

         In December 2002, FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 amends the disclosure requirements of SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") to require prominent disclosures in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 also amends SFAS 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. As the Company has decided not to voluntarily adopt the SFAS 123 fair value method of accounting for stock-based employee compensation, the new transition alternatives of SFAS 148 will not have a material impact on its financial position or results of operations. The Company adopted the quarterly footnote disclosure of the fair value based method of accounting for stock-based employee compensation as of the beginning of fiscal 2003, although no options were issued by the Company until the fourth quarter of 2003.

NOTE 3 - PROPERTY AND EQUIPMENT
-------------------------------

         At December 31, property and equipment consist of the following:

                                                           2003          2002
                                                        ----------    ----------
                  Computer and test equipment           $  82,584     $  21,833
                  Furniture and fixtures                   33,505        16,067
                  Trade show equipment                     47,002        47,002
                                                        ----------    ----------
                                                          163,091        84,902
                  Less: Accumulated depreciation          (58,651)      (37,459)
                                                        ----------    ----------
                                                        $ 104,440     $  47,443
                                                        ==========    ==========

         Depreciation expense for the years ended December 31, 2003 and 2002 amounted to $21,193 and $13,627, respectively. Depreciation expense for the period from February 2, 1996 (inception) to December 31, 2003 was $309,555.

NOTE 4 - LICENSE AGREEMENT
--------------------------

         During 2003, the Company entered into a license agreement with the inventor of a patented technology through which the Company obtained exclusive worldwide rights for all medical applications for the technology that provides for the sterile flow of fluid through a surgical water jet apparatus. The purchase price of the license has been capitalized and is being amortized on a straight-line basis over the remaining life of the patent. The license agreement provides for royalty payments based on the sale of products utilizing licensed technology and for minimum annual royalty payments. See Note 6 - Commitments.

         At December 31, license agreements consist of:

                                                           2003           2002
                                                         ----------    ---------
                  License agreements                     $ 100,000     $     --
                  Less: accumulated amortization            (2,756)          --
                                                         ----------    ---------
                                                         $  97,224     $     --
                                                         ==========    =========

         Amortization expense for the years ended December 31, 2003 and 2002 amounted to $2,756 and $0, respectively. Amortization expense for the period from February 2, 1996 (inception) to December 31, 2003 was $2,756.

NOTE 5 - NOTES PAYABLE - RELATED PARTIES
----------------------------------------

         SURGIJET, INC.

         On October 23, 1998, the Company issued a demand promissory note in the amount of $400,000 in favor of SurgiJet, Inc., a company then related through common shareholders. Interest accrued on the unpaid principal at a variable interest rate based on the prime rate totaled $139,955 on February 11, 2003. In connection with the Merger Agreement, an amendment to the note was executed on February 11, 2003 under which the accrued interest was reduced to $49,652 and scheduled principal and interest payments were established. Under the amended note, the first payment of $30,000 was due on February 11, 2003 with equal monthly installments of $15,000, including interest due on the first of each month, and all outstanding principal and interest is due and payable upon successful completion of the Company's 2002 financial statements. As a result of the amendment, the Company recorded a $90,303 gain based on the difference between the total accrued interest expense included on the amended note and the total interest of $139,955 previously accrued. Through December 31, 2003 payments totaling $45,000 were made by the Company, resulting in an outstanding principal balance of $360,976 at December 31, 2003, of which $87,144 is classified as long-term debt, and accrued interest payable of $43,676.

         As discussed more fully at Note 11, the validity of the underlying note, as well as the amended note is disputed by the Company, and is a subject of on-going litigation between the Company and SurgiJet. Pending the outcome of the litigation, the Company ceased making scheduled payments on this note.

         DENTAJET, INC.

         During 2002, the Company entered into a promissory note for a principal sum of $91,000, plus interest at the rate of 10% per annum with DentaJet Inc. ("DentaJet"), a Company then related through common shareholders. During 2002, the Company borrowed an additional $70,000 from, and made payments totaling $27,482 to DentaJet, resulting in an outstanding principal balance of $133,518 at December 31, 2002. Interest expense related to this note totaling $9,567 was recorded by the Company in 2002, and was included in accrued interest payable at December 31, 2002. During 2003, the Company borrowed an additional $2,000 from DentaJet, and recorded interest expense totaling $15,178 related to this note. As of December 31, 2003 the outstanding principal balance and accrued interest payable on this noted totaled $135,518 and $24,745, respectively. Pursuant to the Merger Agreement, the loan is due and payable upon successful completion of an independent audit of the Company's 2002 financial statements.

         As discussed more fully at Note 11, the validity of this note is being disputed by the Company, and is a subject of on-going litigation between the Company and SurgiJet.

         FINANCIAL ENTREPRENEURS, INC. ("FEI")

         During 2002 the Company entered into a promissory note agreement with FEI, a significant shareholder of the Company. The note was due on demand and was non-interest bearing. In connection with the Merger Agreement, FEI converted the outstanding note balance at the date of the merger, $378,997 into 378,997 shares of the Company's common stock. There was no beneficial conversion feature on this note.

         In connection with the Merger Agreement, the Company assumed a promissory note during 2003 originally entered into between PNAC and FEI during 2002. The note is payable on demand and bears interest at an annual rate of 7.5%. Upon consummation of the merger in February 2003, the outstanding principal and accrued interest payable balances were $206,649 and $11,462, respectively. During 2003, the Company added net borrowings of $43,476 to the note, and accrued additional interest expense of $17,072, resulting in an outstanding principal balance and accrued interest payable balances at December 31, 2003 of $250,125 and $28,534, respectively.

         SHAREHOLDERS

         During 2002, the Company entered into a promissory note with Lance Doherty, a significant shareholder of the Company, for a principal sum of $19,000 plus interest at the rate of 10% per annum. As of December 31, 2003 the outstanding principal balance of this note was $19,000, and accrued interest payable totaled $3,920. Pursuant to the Merger Agreement, this note is due and payable upon successful completion of an independent audit of the Company's 2002 financial statements. As discussed more fully at Note 11, the validity of this note is being disputed by the Company, and is a subject of on-going litigation between the Company and Mr. Doherty.

         In addition, during 2002 the Company recorded a liability of $2,967 related to expenses paid by Rex Doherty, a significant shareholder of the Company. Pursuant to the Merger Agreement, this liability, plus interest at the rate of 10% per annum, is due and payable upon successful completion of an independent audit of the Company's 2002 financial statements. At December 31, 2003, the outstanding liability and accrued interest payable related to this debt are $2,967 and $298, respectively. As discussed more fully at Note 11, the validity of this liability is being disputed by the Company, and is a subject of on-going litigation between the Company and Mr. Doherty.

         PONTE NOSSA ACQUISITION CORPORATION ("PNAC")

         During 2002, the Company entered into various loan agreements with PNAC to provide funding to facilitate transactions contemplated by the then pending merger with the Company. Principal and accrued interest on the notes were due on the earlier of i) the date on which the closing of the transactions of the merger agreement by and between the Company and PNAC, ii) termination of the merger agreement, iii) sale of the Company or iv) the maturity date. The notes were collateralized by a security interest in certain assets and common stock of the Company.

         At December 31, 2002, notes payable to PNAC consisted of the following:

         Note payable - PNAC
             Senior secured promissory notes,
             interest at 3% per annum, due May 2003                    $236,000
         Note payable - PNAC
             Working capital note, interest at 10% per annum,
             due August 2003                                            309,752
         Note payable - PNAC
             Milestone note payable,
             interest at 10% per annum, due August 2003                  97,606
                                                                       ---------
                                                                       $643,358
                                                                       =========

         At December 31, 2002, accrued interest payable on the above notes was $12,354.

         During 2003, prior to the completion of the Merger Agreement, the Company borrowed an additional $115,073, pursuant to the working capital note referenced above, and accrued additional interest expense in the amount of $2,495. As a result of the Merger Agreement, the outstanding principal and accrued interest payable balances related to these notes, in the aggregate amount of $773,280 were eliminated, and as of December 31, 2003 there are no remaining outstanding balances.

NOTE 6 - COMMITMENTS
--------------------

         OPERATING LEASES

         The Company leases approximately 5,100 square feet of office and laboratory space in Irvine, California at a total rent, inclusive of common area charges, of $7,600 per month under a lease that runs through April 20, 2004. Rent expense was $82,398 and $62,160 for the years ended

         December 31, 2003 and 2002, respectively. Rent expense for the period from February 2, 1996 (inception) to December 31, 2003 was $376,246. The Company also leases certain office equipment under operating leases.

         The approximate future minimum annual rental payments under operating leases as of December 31, 2003 are as fo1lows:

                  Year Ending December 31,
                  ------------------------

                           2004                               $ 31,037
                           2005                                  3,168
                           2006                                  3,168
                           2007                                  3,168
                           2008                                  1,188

         LICENSE AGREEMENTS

         Under the terms of the technology license agreements with SurgiJet, the Company is obligated to pay a royalty of 7% of revenues received from sales of the products, up to $400 million of revenues over the course of the agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year that may be used as a credit toward payment future royalties due on product sales.

         Under the terms of the patent license agreement entered into during 2003, the Company is obligated to pay a royalty of 6% of net sales of products utilizing the licensed patent technology. The license agreement also provides for a minimum royalty of $24,000 per year that may be used as a credit toward payment future royalties due on product sales.

NOTE 7 - SHAREHOLDERS' EQUITY (DEFICIT)
---------------------------------------

         MERGER

         In connection with the completion of the Merger Agreement in February 2003, the Company agreed to issue a total of 8,600,000 shares of common stock and 1,720,000 warrants to purchase common stock in exchange for all of the outstanding common and preferred stock of Visijet prior to the merger, and in exchange for services rendered by three individuals prior to the merger. In addition, the Company issued an aggregate of 3,528,481 shares of common stock and warrants to purchase 4,528,481 shares of common stock at an initial exercise price of $1.00 per share (with the exercise price increasing by $0.50 per share each year) to certain private investors in connection with the conversion of debt totaling $569,680, and a private placement investment of $564,000, that occurred concurrently with the consummation of the merger.

         Based on a reconciliation of share activity recorded in connection with the merger, the Company recorded an adjustment during the fourth quarter of 2003 to reduce the number of outstanding shares of common stock by 54,007.

         Pursuant to the Merger Agreement, PNAC shareholders received a total of 6,084,000 shares of the Company's common stock upon consummation of the merger. In a separate agreement entered into in connection with the merger, FEI converted a promissory note held by it into 378,997 shares of common stock at a conversion rate of $1.00 per share. Also, FEI agreed to cancel 7,957,000 shares of the PNAC stock owned by it prior to completion of the Merger Agreement, and the Company issued FEI a five year warrant to purchase 1,543,000 shares of common stock at an exercise price of $5.00 per share.

         OTHER COMMON STOCK ACTIVITY

         In February 2003, the Company issued 211,267 shares of common stock to two employees in satisfaction of unpaid salary accrued prior to the merger. See Note 9 - Settlement Agreements and Loan Payable.

         In September 2003, the Company issued 150,000 shares of common stock to a consultant in connection with services rendered. See Note 13 - Related Party Transactions.

         During 2003, the Company issued 2,712,500 shares of common stock, and five year warrants to purchase 3,711,000 shares of the Company's common stock at an exercise price of $2.25 per share in connection with private equity placements. In addition, the Company recorded common stock subscriptions in the amount of $918,500 based on proceeds received from private placements for which the stock has not yet been issued, and reclassified $100,000 to common stock subscriptions based on pre-merger private placement funds received for which the stock has not yet been issued.

         OTHER WARRANT ACTIVITY

         During 2002 and 2003, PNAC issued common stock warrants to purchase 235,000 shares and 270,000 shares of common stock, respectively, in connection with private equity placements that occurred prior to completion of the Merger Agreement that remained outstanding subsequent to the merger. The warrants are exercisable for a period of five years at an exercise price of $2.50.

         Pursuant to an agreement entered into in connection with the merger, the Company issued a five-year warrants to purchase 25,000 shares of its common stock at an exercise price of $3.00, each to an officer of the Company and a former officer of PNAC.

         During 2003, the Company issued 5-year warrants to purchase 3,711,000 shares of its common stock, at an exercise price of $2.25 per share, in connection with private equity placements. In addition, during 2003, the Company issued 5-year warrants to purchase 45,000 shares of its common stock, at an exercise price of $1.23 per share, for services rendered to the Company. In connection with the 45,000 warrants issued for services rendered, the Company recorded consulting expense in the amount of $33,483 based on the fair value of the warrants using a Black-Scholes model valuation.

         The following table summarizes the number of outstanding common stock warrants in 2003 and 2002:

                                                                Weighted Average
                                                      Number    Exercise Price
                                                   ----------- -----------------
         Outstanding at December 31, 2001                   -            -
             Granted                                  235,000        $2.50
             Forfeited                                      -            -
             Exercised                                      -            -
                                                   ----------- -----------------

         Outstanding at December 31, 2002             235,000        $2.50
             Granted                               11,867,480        $2.53
             Forfeited                                      -            -
             Exercised                                      -            -

                                                   ----------- -----------------
         Outstanding at December 31, 2003          12,102,480        $2.53

         The following table summarizes additional information with respect to outstanding common stock warrants at December 31, 2003:

                            Number   Weighted Average Life    Number
         Exercise Price  Outstanding  Remaining in Months  Exercisable
         -------------- ------------ --------------------- -----------
            $1.00         4,528,480                  49     3,528,480
            $1.23            45,000                  55        45,000
            $2.25         3,711,000                  58     3,711,000
            $2.50           505,000                  46       505,000
            $3.00            50,000                  49        50,000
            $5.00         3,263,000                  49     3,263,000
                        ------------                       -----------
                         12,102,480                        11,102,480
                        ============                       ===========

NOTE 8 - INCOME TAXES
---------------------

         The provision for income taxes consist of the following for the years ended December 31:
                                                         2002           2001
                                                     ------------   ------------
                  Current:
                      Federal                        $        --    $        --
                      State                                  800            800
                                                     ------------   ------------
                           Total provision           $       800    $       800
                                                     ============   ============

         The components of the net deferred income tax assets are as follows as of December 31:
                                                         2003           2002
                                                     ------------   ------------
         Deferred income tax assets:
              Net operating loss carry forward       $ 4,192,639    $ 2,398,000
              Other temporary timing adjustments         400,764        257,000
                                                     ------------   ------------
                                                       4,593,403      2,655,000

         Deferred tax liability:
              State taxes                                (37,585)      (191,000)
                                                     ------------   ------------
         Deferred income tax asset, net before
              Valuation allowance                      4,555,818      2,464,000
              Less: valuation allowance               (4,555,818)    (2,464,000)
                                                     ------------   ------------

         Deferred income tax asset, net              $        --    $        --
                                                     ============   ============

---------------------------------

         Since 1996, the company has generated a net operating loss (NOL) of approximately $5,404,011. The total carry forward amounts are available to offset future taxable income and expire in various years through 2022. The ability to use some or all of this carryforward is limited by future events such as a failure to generate positive taxable income or a change in ownership as stated under the rules of Internal Revenue Code Section 382.

         The net deferred tax asset is primarily associated with its net operating loss carryforwards, state taxes and other timing adjustments. The Company has recorded a valuation allowance for the entire amount due to the uncertainty surrounding the likelihood of the Company generating sufficient taxable income in the future.

NOTE 9 - SETTLEMENT AGREEMENTS AND LOAN PAYABLE
-----------------------------------------------

         On November 4, 2002, the Company entered into settlement agreements with Randal A. Bailey, its President and Chief Executive Officer, and Larry Hood, its Director of Engineering, related to accrued, but unpaid fees for consulting services previously rendered by them in the aggregate of $700,000. Under the agreements a total of $450,000 was converted into 211,267 shares of the Company's common stock based upon the closing price on the effective date the merger, of which Mr. Bailey received 164,319 shares and Mr. Hood received 46,948 shares. The balance owed of $250,000 was converted into two-year notes payable, that bear interest at an annual rate of 3.5% and provide for the principal to be paid over twenty-four equal installments. At December 31, 2003, the balance on these notes was $104,166, of which $17,458 is classified as long-term, and accrued interest payable was $6,330.

NOTE 10 - SELECTED QUARTERLY DATA
---------------------------------

                                                  ------ Quarter Ended ------
         2003                March 31        June 30      September 30      December 31         Total
-----------------------   -------------   -------------   --------------   --------------   --------------
Expenses                  $ 814,387.00    $ 885,338.00    $1,239,737.00    $2,053,401.00    $4,992,863.00
                          -------------   -------------   --------------   --------------   --------------

Operating loss                (814,387)       (885,338)      (1,239,737)      (2,053,401)      (4,992,863)

Interest Expense               (14,336)        (17,037)          (5,944)         (18,930)         (56,247)
Other income (expense)              26             361           90,303             (732)          89,958
                          -------------   -------------   --------------   --------------   --------------

Net loss                  $   (828,697)   $   (902,014)   $  (1,155,378)   $  (2,073,063)   $  (4,959,152)
                          =============   =============   ==============   ==============   ==============

Loss per share            $      (0.06)   $     (0.046)   $      (0.056)   $       (0.10)   $       (0.27)
                          =============   =============   ==============   ==============   ==============

Weighted average shares
  Outstanding               14,171,631      19,533,294       20,468,856       21,179,696       18,606,352
                          =============   =============   ==============   ==============   ==============

                                       62






NOTE 10 - SELECTED QUARTERLY DATA (CONTINUED)
---------------------------------------------

                          Quarter Ended   Quarter Ended   Quarter Ended    Quarter Ended
        2002                March 31         June 30      September 30      December 31         Total
-----------------------   -------------   -------------   --------------   --------------   --------------

Expenses                       142,008         353,344          253,573          297,528        1,046,453
                          -------------   -------------   --------------   --------------   --------------

Operating loss                (142,008)       (353,344)        (253,573)        (297,528)      (1,046,453)

Interest Expense               (17,754)        (22,944)         (68,681)        (131,319)         (21,940)

Other income (expenses)             --              --               --          (48,904)         (48,904)
                          -------------   -------------   --------------   --------------   --------------

Net loss                  $   (159,762)   $   (376,288)   $    (275,513)   $    (415,113)   $  (1,226,676)
                          =============   =============   ==============   ==============   ==============

Loss per share            $     (0.020)   $     (0.048)   $      (0.040)   $      (0.052)   $       (0.16)
                          =============   =============   ==============   ==============   ==============

Weighted average shares
  Outstanding                7,713,943       7,817,735        7,817,735        7,916,811        7,811,809
                          =============   =============   ==============   ==============   ==============

NOTE 11 - CONTINGENCIES
-----------------------

         During 2003, the Company initiated litigation against SurgiJet, Inc., its former parent company, and certain directors, officers and shareholders of SurgiJet. The action was initially filed by the Company for a judicial determination that a $400,000 Promissory Note issued by the Company and payable to SurgiJet "SurgiJet Note"), prior to the completion of the Merger Agreement, is not enforceable, and for recovery of payments previously made on the note. Subsequently, a challenge of the validity of other notes payable carried on the Company's books at the effective date of the Merger Agreement, including notes to Dentajet, Lance Doherty (former President of VisiJet and beneficial owner of more than 5% of its outstanding Common Stock) and Rex Doherty was added to the litigation. SurgiJet and its principals filed a cross-action against the Company, and its directors and certain officers, seeking damages of approximately $800,000, rescission of the Merger Agreement, other specified damages, interest and attorney's fees.

         In the cross-complaint, SurgiJet and its principals allege breach of the Merger Agreement between the Company and SurgiJet, breach of an Assumption of Liabilities Agreement (including Notes Payable to DentaJet, Lance Doherty and Rex Doherty) entered into in connection with the Merger Agreement, and breach of the SurgiJet Note, along with fraud and unfair business practices.

         The Company's management believes that the cross-complaint is merely a diversionary effort by SurgiJet to draw attention away from the main action. The Company believes the allegations to the cross-complaint are wholly without merit and plans to vigorously pursue its claims and contest the cross-complaint.

-----------------------------------

         The Company is also a defendant in an action filed by an individual claiming entitlement to a finder's fee arising out of the merger between Ponte Nossa and Visijet. The complaint alleges that the plaintiff is entitled to 105,000 shares of the Company's common stock. In January 2004 the Company and plaintiff reached a settlement in this matter whereby the Company agreed to issue plaintiff 45,000 shares of the Company's common stock as full settlement of the claim.

         The Company is also a defendant in a breach of contract claim from an outside provider of accounting services for work performed for the Company prior to the effective date of the Merger Agreement for $43,500, plus interest. The Company has denied the allegations of the complaint and is vigorously contesting the action.

         In December 2003, a former consultant who had performed services for the Company prior to the effective date of the Merger Agreement obtained a judgment award in the amount of $40,398 from the Labor Commissioner of the State of California in an action related to claimed unpaid wages and expenses previously filed against the Company. Although the Company has filed an appeal in the California Superior Court contesting the action taken by the Labor Commissioner, an accrual for the awarded amount has been recorded as of December 31, 2003 pending the outcome of the appeal.

         In January 2004, the Company was served a summons which named the Company and certain of its officers as defendants in an action filed by a corporation claiming it was owed fees related to professional employment placement services in the approximate amount of $114,500. The Company denies the allegations of the complaint and plans to vigorously contest the action.

NOTE 12 - RESTATEMENT
---------------------

         During the 2002 audit, it was discovered that certain accounting matters related to the financial statements for the year ended December 31, 2001 required restatement. The Company's prior management overstated expenses in 2001 by recording $93,595 of accrued personal expense of the Company's prior management, as general and administrative and research and development expenses. The financial statements for the year ended December 31, 2001 have been restated to decrease operating expenses by $93,595. In addition, it was discovered that certain general and administrative expenses and research and development expenses related to the period ended December 31, 2001 were included in the financial statements for the year ended December 31, 2002. The financial statements for the year ended December 31, 2001 have been restated for this error by increasing operating expenses by $129,166.

         The net effect of these adjustments was to increase net loss $35,571 for the year ended December 31, 2001 as shown below:

                                                       As Reported   As Restated
                                                       -----------   -----------
         General and administrative expenses           $  436,122    $  458,773
         Research and development expenses                944,745       957,665
                                                       -----------   -----------
                      Total operating expenses          1,380,867     1,416,438
                                                       ===========   ===========

         Net loss                                      $1,439,602    $1,475,173
                                                       ===========   ===========

NOTE 13 - RELATED PARTY TRANSACTIONS
------------------------------------

         During 2003, the Company began making consulting payments of $2,500 per month to a corporation owned by a director of the Company. In June of 2003, the payments were increased to $5,000 per month. Through December 31, 2003 consulting fees and related expenses totaling $41,250 and $2,604, respectively, were expensed, of which $2,500 is included in accounts payable at December 31, 2003. In addition, in September 2003, the Company issued 150,000 shares of common stock to the corporation for services provided by in connection with the finalization of the Merger Agreement. In connection with the issuance of these shares, the Company recorded consulting expenses of $225,000, based on the fair market value of the common stock at the date of issuance.

         In February 2003, the Company entered into a consulting agreement with director of the Company. Pursuant to this agreement, the director receives a monthly retainer of $5,000 per month plus a fee of $1,500 per day for consulting work performed. Through December 31, 2003 consulting fees and related expenses totaling $118,000 and $24,581, respectively, were recorded pursuant to this agreement, of which $14,721 is included in accounts payable at December 31, 2003.

         In February 2003, the Company paid consulting fees in the amount of $110,000 to a corporation controlled by the two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of common stock of the Company, related to services provided in connection with the finalization of the Merger Agreement. In April 2003, the Company entered into a consulting agreement with this corporation pursuant which, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. Through December 31, 2003 a total of $135,000 in fees has been expensed and accrued pursuant to this agreement. During 2003, the Company recorded finders fee expenses totaling $30,000 for amounts earned by one of these shareholders and the corporation, in connection with private equity placements by the Company. Of the total finders fees earned, $15,000 was paid during the year and $15,000 is included in accrued expenses at December 31, 2003.

         During 2003, the Company paid finders fee expenses in the amount of $52,500, to a corporation controlled by an individual who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company. In addition, during 2003, the Company recorded consulting expenses totaling $75,000 that were added to an outstanding note payable with the corporation, and reimbursed the corporation for travel expenses related to business of the Company totaling $19,279.

         NOTE 14 - SUBSEQUENT EVENTS
         ---------------------------

         In February 2004, the Company entered into a bridge financing agreements with five (5) accredited investors pursuant to which the Company issued a total of $500,000 of secured subordinated debentures and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500. The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received an aggregate of 250,000 warrants to purchase shares of the Company's common stock, through March 1, 2009, at an exercise price of $1.10

         The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Company's registration statement filed on Form SB-2 is declared effective by the Securities and Exchange Commission, provided that SBI (as defined in the Registration Statement) has not defaulted in its obligation to purchase shares of the Company's common stock or (ii) twelve (12) months from the date the Registration Statement is declared effective or (iii) eighteen (18) months from the date of the date of the debenture agreement.

         In April 2004, the Company entered into stock purchase agreements with two (2) private equity investment funds pursuant to which the funds agreed to purchase and aggregate of 4,750,000 shares of the Company's common stock for a total amount of $9,500,000. In addition, under the agreements, one of the funds would receive 5-year warrants to purchase up to 1,900,000 shares of the Company's common stock at a price of $2.00 per share. Completion of this financing and related funding is contingent on the effectiveness of a registration statement filed with the Securities and Exchange Commission covering the resale of the shares of common stock and the shares of common stock underlying the warrants.

                                               VisiJet, Inc.
                                       (A development stage company)
                                               Balance Sheets

                                                                              June 30,        December 31,
                                                                                2004             2003
                                                                             (Unaudited)        (Audited)
                                                                            -------------     -------------
ASSETS

Current assets:
     Cash and cash equivalents                                              $     59,863      $     35,879
     Inventory                                                                   179,984                --
     Prepaid expenses                                                             83,409            68,749
     Prepaid royalty                                                               8,000            20,000
                                                                            -------------     -------------
        Total current assets                                                     331,256           124,628

     Property and equipment, net                                                 120,815           104,440

     Distribution agreement                                                    1,844,358                --
     Patents and trademarks, net                                                  92,520            97,244
                                                                            -------------     -------------

        Total assets                                                        $  2,388,949      $    326,312
                                                                            =============     =============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Accounts payable                                                            851,994           679,885
     Compensation settlement agreement - current portion                          93,748            86,708
     Accrued interest                                                            159,928           109,232
     Accrued expenses                                                            670,425           481,106
     Royalty payable                                                              30,000            60,000
     Notes payable to related parties                                            824,892           681,442
     Notes payable - current portion                                              14,000            14,000
     Convertible debenture debt, net                                           1,090,993                --
     Secured debenture debt, net                                               1,081,158                --
                                                                            -------------     -------------
        Total current liabilities                                              4,817,138         2,112,373

     Compensation settlement agreement, net of current portion                        --            17,458
     Notes payable to related parties, net of current portion                         --            87,144
                                                                            -------------     -------------
        Total liabilities                                                      4,817,138         2,216,975
                                                                            -------------     -------------

Shareholders' deficit:
     Common stock, 50,000,000 shares authorized, $.001 par value, 30,179,663 shares issued and outstanding at June 30, 2004, and
        21,691,163 shares issued and outstanding at December 31, 2003             30,180            21,691
     Preferred stock, 10,000,000 shares authorized, $.001 par value, no shares outstanding at June 30, 2004 and no shares authorized
        or issued at December 31, 2003                                                --                --
     Additional paid in capital                                               14,386,216         7,845,365
     Common stock subscriptions                                                       --         1,018,500
     Deficit accumulated during development stage                            (16,844,585)      (10,776,219)
                                                                            -------------     -------------
        Shareholders' deficit                                                 (2,428,189)       (1,890,663)
                                                                            -------------     -------------
Total liabilities and shareholders' deficit                                 $  2,388,949      $    326,312
                                                                            =============     =============

The accompanying notes are an integral part of these financial statements

                                                 67


                                                         VisiJet, Inc.
                                                 (A development stage company)
                                                    Statements of Operations
                                                          (Unaudited)

                                                                                                                 For the period
                                                   Three months    Three months     Six months     Six months   February 2, 1996
                                                      ended           ended           ended          ended       (inception) to
                                                  June 30, 2004   June 30, 2003   June 30, 2004   June 30, 2003   June 30, 2004
                                                  -------------   -------------   -------------   -------------   -------------
Sales - International                             $     54,970              --    $     54,970              --    $     54,970

Cost of Goods Sold                                      26,834              --          26,834              --          26,834
                                                  -------------   -------------   -------------   -------------   -------------
Gross Profit                                            28,136              --          28,136              --          28,136

Operating expenses:
    General and administrative expenses              3,979,679         671,065       5,014,976       1,374,272      10,583,712
    Research and development expenses                  162,496         214,273         408,981         317,780       5,266,990
                                                  -------------   -------------   -------------   -------------   -------------
        Total operating expenses                     4,142,175         885,338       5,423,957       1,692,052      15,850,702
                                                  -------------   -------------   -------------   -------------   -------------

Loss from operations                                (4,114,039)       (885,338)     (5,395,821)     (1,692,052)    (15,822,566)

Other income (expense):
    Interest income                                         --             361              --             455             455
    Interest expense                                  (615,107)        (17,037)       (671,745)        (39,114)     (1,035,990)
    Gain on debt restructure                                --              --              --              --          90,303
    Loss on judgment                                                                                                   (21,483)
    Loss on disposal of assets                              --              --              --              --         (48,104)
                                                  -------------   -------------   -------------   -------------   -------------
        Total other expense                           (615,107)        (16,676)       (671,745)        (38,659)     (1,014,819)
                                                  -------------   -------------   -------------   -------------   -------------

Loss before provision for taxes                     (4,729,146)       (902,014)     (6,067,566)     (1,730,711)    (16,837,385)
Provision for Income taxes                                  --              --             800              --           7,200
                                                  -------------   -------------   -------------   -------------   -------------
Net loss                                          $ (4,729,146)   $   (902,014)   $ (6,068,366)   $ (1,730,711)   $(16,844,585)
                                                  =============   =============   =============   =============   =============

Net loss per common share - basic and diluted     $      (0.18)   $      (0.05)   $      (0.25)   $      (0.09)   $      (2.14)
                                                  =============   =============   =============   =============   =============

Basic and diluted weighted average
number of common shares outstanding                 26,625,762      19,533,294      24,370,545      19,533,294       7,882,996
                                                  =============   =============   =============   =============   =============

The accompanying notes are an integral part of these financial statements



                                                     VisiJet, Inc.
                                             (A development stage company)
                                               Statements of Cash Flows
                                                      (Unaudited)

                                                                                                         For the period
                                                                                                        February 2, 1996
                                                                         Six months ended June 30,       (inception) to
                                                                         2004              2003          June 30, 2004
                                                                     -------------     -------------     -------------
Cash flows from operating activities
   Net loss                                                          $ (6,068,366)     $ (1,730,711)     $(16,844,585)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation and amortization                                              76,614             7,995           388,925
Debt discount amortization                                                575,133            33,997           575,133
Loss from disposal of fixed assets                                             --                --            48,104
Common stock, options, warrants issued for services                     2,649,954            75,000         3,105,422
Fee for borrowed collateral                                               546,403                --           546,403
Gain from debt restructure                                                     --                --           (90,303)
Changes in assets and liabilities:                                             --                --                --
   Prepaid expenses                                                        (2,660)          (41,436)          (91,409)
   Change in inventory                                                   (179,984)               --          (179,984)
   Accounts payable                                                       172,109           (85,910)          851,994
   Compensation settlement agreement                                      (10,418)          (56,336)           93,748
   Royalties payable                                                      (30,000)           30,000            30,000
   Foreign exchange effect on notes payable                                    --                --             3,121
   Other accrued expenses                                                 189,319                --           670,425
   Accrued interest                                                        58,509            39,114           259,390
                                                                     -------------     -------------     -------------
Net cash used by operating activities                                  (2,023,387)       (1,728,287)      (10,633,616)
                                                                     -------------     -------------     -------------

Cash flows from investing activities
   Acquisition of property and equipment                                  (31,222)          (67,104)         (493,321)
   Acquisition of patents                                                       --                --          (100,000)
   Purchase of distribution agreement                                  (1,188,900)               --        (1,188,900)
                                                                     -------------     -------------     -------------
Net cash used in investing activities                                  (1,220,122)          (67,104)       (1,782,221)
                                                                     -------------     -------------     -------------

Cash flows from financing activities
   Advance from related party                                             256,305           128,009         2,131,173
   Repayment of advances from related parties                            (200,000)          (71,988)         (412,620)
   Proceeds from notes payable                                                 --           143,740           143,740
   Repayment of notes payable                                                  --           (65,740)         (129,740)
   Proceeds from secured debentures                                     1,109,688                --         1,109,688
   Proceeds form convertible debentures                                 1,575,000                --         1,575,000
   Proceeds from private placements-net                                   526,500         1,741,000         5,535,681
   Proceeds from issuance and conversion of preferred stock, net               --                --         2,458,088
   Cash acquired in reverse merger                                             --                --            30,693
   Interest converted to equity in connection with merger                      --                --            33,997
                                                                     -------------     -------------     -------------
Net cash provided by financing activities                               3,267,493         1,875,021        12,475,700
                                                                     -------------     -------------     -------------

Net increase / (decrease) in cash                                          23,984            79,630            59,863

Cash, beginning of period                                                  35,879               960                --
                                                                     -------------     -------------     -------------
Cash, end of period                                                  $     59,863      $     80,590      $     59,863
                                                                     =============     =============     =============

Supplemental disclosures of cash flow information
   Interest paid                                                     $     45,916      $         --      $         --
   Taxes paid                                                                 800             1,600             7,200
   Debenture costs and fees paid                                          357,500                --                --

Non-cash transactions
   Warrants issued in connection with secured debentures                  988,983
   Common Stock issued in connection with secured debentures              106,500
   Common Stock issued in connection with distribution agreement          712,500
   Common Stock issued as collateral                                        3,400

The accompanying notes are an integral part of these financial statements


                                  VISIJET, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

FORWARD LOOKING STATEMENTS

         This Form 10-QSB, press releases and certain information provided periodically in writing or orally by our officers or our agents contain forward-looking statements that involve risks and uncertainties within the meaning of Sections 27A of the Securities Act, as amended; Section 21E of the Securities Exchange Act of 1934; and the Private Securities Litigation Reform Act of 1995. The words, such as "may," "would," "could," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. These statements appear in a number of places in this Form 10-QSB and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, our directors or our officers, with respect to, among other things: (i) our liquidity and capital resources; (ii) our financing opportunities and plans; (iii) our continued development of our technology;
(iv)market and other trends affecting our future financial condition; (v) our growth and operating strategy.

         Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, the following: (i) we have incurred significant losses since our inception; (ii) any material inability to successfully develop our products; (iii) any adverse effect or limitations caused by government regulations; (iv) any adverse effect on our ability to obtain acceptable financing; (v) competitive factors; and (vi) other risks including those identified in our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise the forward-looking statements made in this Form 10-QSB to reflect events or circumstances after the date of this Form 10-QSB or to reflect the occurrence of unanticipated events.

HISTORY AND MERGER

         VisiJet, Inc. ("VisiJet", or "the Company") is a development-stage medical device company focused on the marketing and development of ophthalmic surgery products for use in the laser eye surgery and cataract surgery markets. Through June 30, 2004, the Company's efforts have been principally devoted to organizational activities, raising capital and research and development.

         The Company was incorporated on February 2, 1996, as a wholly owned subsidiary of SurgiJet, Inc. to develop and distribute medical products based on patented waterjet-based technology licensed from SurgiJet. In May 1999, the Company was spun off from SurgiJet through a distribution of common stock to its shareholders, after which SurgiJet had no remaining ownership interest in the Company.

         In December 2002 VisiJet entered into a merger agreement with Ponte Nossa Acquisition Corp., a Delaware corporation ("the Merger") that had been incorporated as a blank check company in 1997. The agreement called for the merger of the two companies into a single company through the merger of an acquisition subsidiary, VisiJet Acquisition Corporation, into VisiJet. The merger was consummated on February 11, 2003, and immediately thereafter, VisiJet was merged into Ponte Nossa Acquisition Corp., and the surviving company's name was changed to "VisiJet, Inc."

         In May 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for ophthalmic surgical products used in LASIK refractive surgery procedures. The licensed products are approved for marketing in Europe and certain other countries, and during the second quarter of 2004, an application for marketing approval in the United States was filed with the U.S. Food and Drug Administration.

BASIS OF PRESENTATION

         The accompanying financial statements are unaudited and do not include certain information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. However, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary to present fairly the Company's financial position and results of operations, have been included. These interim financial statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003. Results for interim periods are not necessarily indicative of trends or of results for a full year.

GOING CONCERN

         The accompanying unaudited consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As more fully discussed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, the Company's audited financial statements included a "going concern" qualification from its independent auditors due to the Company's losses accumulated during the development stage and lack of working capital.

         For the three and six months ended June 30, 2004, the Company incurred net losses of $4,729,146 and $6,068,366, respectively, and as of June 30, 2004, the Company's current liabilities exceeded its current assets by approximately $4.5 million. The Company's future capital requirements will depend on many factors, including but not limited to the Company's ability to successfully market and generate operating revenue through product sales, its ability to finalize development and successfully market its waterjet technology, its on-going operational expenses and overall product development costs, including the cost of clinical trials, and competing technological and market developments.

         To address the going concern issue, the Company has continued to raise operating capital through private placements of debt and equity securities, and is currently in discussions with several parties regarding additional financing arrangements. In addition, during the second quarter of 2004, the Company initiated sales of ophthalmic surgery products acquired through an exclusive worldwide marketing and distribution license agreement that was finalized in May 2004. The Company expects that revenue and cash flow from sales of these products will contribute significantly to its future operating results and working capital requirements.

         While the Company believes that the additional financing arrangements will be completed, and that near-term operating revenues and cash flow will be generated from the recently completed license agreement, there can be no assurance that new financing will be completed or that the proceeds from new financing received by the Company and/or that revenues generated from product sales will be sufficient for the Company to meet its contractual obligations and on-going operating expenses.

         The accompanying consolidated financial statements do not include any adjustments that might result from the resolution of these matters.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

         Revenue from product sales relates to sales of ophthalmic surgical products pursuant to the Manufacturing, Supply and Distribution Agreement completed in May 2004. Revenue from such sales is recognized when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title and acceptance, a firm price and probable collection.

RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are charged to expense as incurred. Certain corporate overhead expenses, such as professional fees, salaries, rent and travel are allocated to research and development based on estimates made by management.

STOCK-BASED COMPENSATION

         The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, under which compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for the award and the market price or fair value of the underlying common stock at the date of the award. Stock-based compensation arrangements involving non-employees are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," under which such arrangements are accounted for based on the fair value of the option or award. The Company adopted the disclosure requirements of SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE," an amendment of SFAS No. 123 as of January 1, 2003, which require certain disclosures about stock-based employee compensation plans in an entity's accounting policy note. The adoption of SFAS No. 148 did not have a material impact on these consolidated financial statements and the disclosure requirements are included below.

         On November 10, 2003, the Board of Directors adopted the VisiJet, Inc. 2003 Stock Option Plan. The Option Plan provides for the grant of incentive and non-qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Compensation Committee of the Board of Directors and authorizes the grant of options for 3,000,000 shares. The Compensation Committee determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto.

         During the second quarter of 2004, no new options were granted by the Company, and options to purchase a total of 20,000 shares were forfeited and cancelled.

As of June 30, 2004, a total of 1,145,000 options to purchase shares of the Company's common stock were outstanding pursuant to the 2003 Plan.

         The following table summarizes information about stock options outstanding at June 30, 2004:

                              Weighted
                              Average    Weighted                     Weighted
                             Remaining    Average                     Average
    Exercise     Number       Life in    Exercise      Number         Exercise
     Price    Outstanding      Years       Price     Exercisable       Price
     -----    -----------      -----       -----     -----------       -----

      1.10     1,145,000        9.37       1.10        390,000          1.10

         SFAS No. 123 requires the Company to provide pro forma information regarding net income (loss) and income (loss) per share as if compensation cost for the Company's stock option issuances had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following assumptions used for grants in fiscal 2003: dividend yield of zero percent, risk-free interest rate of 3.29%, expected life of five years, and expected volatility of 83.82%.

         Under the accounting provisions of SFAS No. 123, as amended by SFAS No. 148, the Company's pro forma net loss and loss per share for the three and six months ended June 30, 2004, 2003 and from inception to date, would have been as follows:

                                           For the Three Months             For the Six Months           For the Period
                                             Ended June 30,                    Ended June 30,              February 2,
                                      ---------------------------------------------------------------         1996
                                                                                                           (inception)
                                          2004              2003            2004             2003         June 30, 2004
                                      ------------     ------------     ------------     ------------     ------------
Net Loss
As reported                            (4,729,146)        (902,014)      (6,068,366)      (1,730,711)     (16,844,585)
   SFAS No. 123 effect                    (84,499)              --         (168,999)              --         (477,723)
                                      ------------     ------------     ------------     ------------     ------------
   Pro forma net loss                  (4,813,645)        (902,014)      (6,237,365)      (1,730,711)     (17,322,308)

Loss per share, basic and diluted
   As reported                              (0.18)           (0.05)           (0.25)           (0.09)           (2.14)
                                      ============     ============     ============     ============     ============
   Pro forma                                (0.18)           (0.05)           (0.26)           (0.09)           (2.20)
                                      ============     ============     ============     ============     ============

Basic and diluted weighted
 average common shares outstanding     26,625,762       19,533,294       24,370,545       19,533,294        7,882,996
                                      ============     ============     ============     ============     ============

DEPRECIATION

         Depreciation of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to seven years.

USE OF ESTIMATES

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

         Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

LOSS PER SHARE

         The Company calculates loss per share in accordance with SFAS No. 128,"EARNINGS PER SHARE," and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 98. Accordingly, basic loss per share is computed using the weighted average number of common shares and diluted loss per share are computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive. Common equivalent shares consist of shares issuable upon the exercise of stock options, using the treasury stock method, or warrants; common equivalent shares are excluded from the calculation if their effect is anti-dilutive.

INCOME TAXES

         The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

RECLASSIFICATIONS

         Certain reclassifications have been made to the financial statement of the prior year and for the period February 2, 1996 (inception) to June 30, 2004 in order to conform to current year presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         There are no recent accounting pronouncements that have had, or are expected to have, a material effect on the Company's financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at June 30, 2004 and December 31, 2003:
                                              June 30, 2004   December 31, 2003
                                              -------------     -------------

          Computer and test equipment         $     98,197      $     82,584
          Furniture and fixtures                    33,505            33,505
          Trade show equipment                      62,613            47,002
                                              -------------     -------------
                                                   194,313           163,091

          Less: Accumulated depreciation           (73,498)          (58,651)
                                              -------------     -------------
                                              $    120,815      $    104,440
                                              =============     =============

         Depreciation expense for the six months ended June 30, 2004, and for the period from February 2, 1996 (inception) to June 30, 2004 was $14,847 and $324,402, respectively.

NOTE 4 - DISTRIBUTION AND PATENT AGREEMENTS

         In May 2004, the Company entered into a Manufacturing, Supply and Distribution Agreement with a German company ("licensor") pursuant to which the Company acquired exclusive worldwide distribution, sales and marketing rights for certain ophthalmic surgical products used in LASIK refractive surgery procedures. The licensed products are approved for marketing in Europe and certain other countries, and during the second quarter of 2004, an application for marketing approval in the United States was filed with the U.S. Food and Drug Administration.

         The Company capitalized a total of $1,901,400 in connection with this agreement based on non-refundable cash license fee paid, plus the fair market value of 750,000 shares of common stock issued to the licensor, as consideration under the agreement. The total capitalized amount is being amortized on a straight-line basis over the term of the agreement.

         During 2003, the Company entered into a patent license agreement with the inventor of a patented technology through which the Company obtained exclusive worldwide rights for all medical applications for the technology that provides for the sterile flow of fluid through a surgical water jet apparatus. The purchase price of the license has been capitalized and is being amortized on a straight-line basis over the remaining life of the patent. The license agreement provides for royalty payments based on the sale of products utilizing licensed technology and for minimum annual royalty payments.

         Distribution and Patent agreements consist of the following at June 30, 2004 and December 31, 2003:

                                              June 30, 2004   December 31, 2003
                                              -------------     -------------
            Distribution agreements           $  1,901,400      $        --
              Patent agreements                    100,000           100,000

            Less: accumulated amortization         (64,522)           (2,756)
                                              -------------     -------------
                                              $  1,936,878      $      97,244
                                              =============     ==============

         Amortization expense for the six months ended June 30, 2004 and for the period from February 2, 1996 (inception) to June 30, 2004 was $61,766 and $64,522, respectively. In connection with these agreements, the Company expects to record the following amortization expense over the next five years:

            Fiscal Year Ended                Amortization Total
            -----------------                ------------------

                 12/31/04                            194,864
                 12/31/05                            389,729
                 12/31/06                            389,729
                 12/31/07                            389,729
                 12/31/08                            389,729
                 12/31/09                            137,822
                                             ------------------
            Total                                  1,891,602
                                             ==================

NOTE 5 - SECURED DEBENTURES

         In February 2004, the Company entered into bridge financing agreements with five investors pursuant to which the Company issued a total of $500,000 of secured subordinated debentures and received net proceeds of $447,500 after subtracting related placement agent fees and legal expenses totaling $52,500.

         The debentures bear interest at an annual rate of 24%, which is payable monthly beginning April 1, 2004. In addition, the debenture holders received warrants to purchase 250,000 shares of the Company's common stock, exercisable through March 1, 2009, at an exercise price of $1.10 per share.

         The Company is obligated to file a Registration Statement covering the shares issued, as well as the shares issuable upon conversion of the debentures. The principal balance of the debentures is due and payable on the earlier of (i) thirty (30) days from the date the Registration Statement is declared effective by the Securities and Exchange Commission, provided that a specified affiliate of the investors has not defaulted in its obligation to purchase shares of the Company's common stock, or (ii) twelve (12) months from the date the Registration Statement is declared effective, or (iii) eighteen (18) months from the date of the debenture agreement.

         The debentures are secured by all accounts and equipment of the Company, now owned, existing or hereafter acquired.

         The debenture debt was recorded net of discounts totaling $230,668 recorded in connection with the $52,500 of loan fees and expenses, and $178,168, based on a Black-Scholes model valuation, related to the 250,000 warrants issued to debenture holders. During the six months ended June 30, 2004, the Company recorded total interest expense of $118,475 in connection with the debenture debt, of which $88,475 resulted from the non-cash amortization of debt discount and $30,000 related to interest accrued during the periods on the outstanding principal balance. Of the interest accrued, $27,000 was paid during the period, and $3,000 was payable as of June 30, 2004.

         In May 2004, the Company entered into an agreement with an institutional lender pursuant to which the Company issued a total of $750,000 of secured subordinated debentures and received net proceeds of $662,188 after subtracting related placement agent fees and expenses totaling $80,000 and prepaid interest totaling $7,812.

         The principal balance of the debentures is due and payable on July 5, 2004, and the debentures bear interest at an annual rate of 15%, which is payable monthly beginning June 1, 2004 (See Note 14). In addition, the debenture holder received a warrant to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share.

         The debentures are secured by an aggregate of 1,500,000 shares of the Company's common stock, of which 750,000 shares were issued by the Company and 750,000 shares were borrowed by the Company pursuant to a security lending agreement between the Company and a third party.

         The debenture debt was recorded net of discounts totaling $319,807 recorded in connection with the $80,000 of loan fees and expenses, and $239,807, based on a Black-Scholes model valuation, related to the 500,000 warrants issued to the debenture holder. During the six months ended June 30, 2004, the Company recorded total interest expense of $310,345 in connection with the debenture debt, of which $293,157 resulted from the non-cash amortization of debt discount and $ 17,188 related to interest accrued, and paid during the period on the outstanding principal balance.

         As of June 30, 2004 and December 31, 2003, secured debenture debt balance consists of the following:

                                              June 30, 2004   December 31, 2003
                                              -------------     -------------
         Secured subordinated debenture       $  1,250,000      $         --
         Secured debenture discount               (168,842)               --
                                              -------------     -------------
         Secured debenture debt               $  1,081,158      $         --
                                              =============     =============

Note 6 - CONVERTIBLE DEBENTURES

         In May 2004, the Company entered into convertible debenture agreements with two institutional lenders with an aggregate principal balance of $800,000, and received net proceeds of $695,000 after subtracting related placement agent fees and expenses totaling $105,000.

         The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,000 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

         The principal balance of the debentures is due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or (ii) ten
(10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission.

         The debentures are secured by an aggregate of 800,000 shares of the Company's common stock borrowed by the Company pursuant to a security lending agreement between the Company and a third party. Under certain circumstances, the outstanding principal of the debentures may be converted into shares of the Company's common stock based on an initial conversion price of $0.90, subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $360,793 recorded in connection with the $105,000 of loan fees and expenses, and $255,793, based on a Black-Scholes model valuation, related to the 533,000 warrants issued to debenture holders. During the six months ended June 30, 2004, the Company recorded total interest expense of $201,042 in connection with the debenture debt, of which $188,987 resulted from the non-cash amortization of debt discount and $12,055 related to interest accrued during the periods on the outstanding principal balance.

         In connection with these debentures, the Company entered into a registration rights agreement with the debenture holders covering 533,333 shares of common stock underlying the warrants issued in connection with these debentures. As of June 6, 2004 the Company had not completed the filing of the Registration Statement as required by the registration rights agreement, and accordingly, the Company is currently in default of its obligations to timely file the Registration Statement.

         In June 2004, the Company entered into convertible debenture agreements with two institutional lenders with an aggregate principal balance of $1,000,000, and received net proceeds of $880,000 after subtracting related placement agent fees and expenses totaling $120,000. The principal balance of the debentures is due and payable on June 24, 2006.

         The debentures bear interest at an annual rate of 8%, which is payable quarterly beginning December 31, 2004. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants.

         The debentures are secured by an aggregate of 350,000 shares of the Company's common stock issued by the Company, and the outstanding principal of the debentures may be converted, subject to redemption rights of the Company, into shares of the Company's common stock based on an initial conversion price of $0.50, subject to adjustment as defined in the agreement.

         The debenture debt was recorded net of discounts totaling $541,714 recorded in connection with the $120,000 of loan fees and expenses, $106,500 recorded based on the fair market value of the common stock on the date of issuance and $315,214, based on a Black-Scholes model valuation, related to the 533,000 warrants issued to debenture holders. During the three months ended June 30, 2004, the Company recorded total interest expense of $5,829 in connection with the debenture debt, of which $4,514 resulted from the non-cash amortization of debt discount and $1,315 related to interest accrued during the periods on the outstanding principal balance.

         In connection with these debentures, the Company entered into a Registration Rights Agreement with the debenture holders covering 500,000 shares of common stock, 750,000 shares of common stock underlying the warrants and 2,000,000 shares of common stock underlying the conversion provision included in the debenture agreements. Pursuant to this agreement, the Company is obligated to file a Registration Statement with the Securities and Exchange within 30 days of the closing of the transaction (See Note 14).

         As of June 30, 2004 and December 31, 2003, convertible debenture debt balance consists of the following:

                                              June 30, 2004   December 31, 2003
                                              -------------     -------------
         Secured subordinated debenture       $  1,800,000      $         --
         Secured debenture discount               (709,007)               --
                                              -------------     -------------
         Secured debenture debt               $  1,090,993      $         --
                                              =============     =============

NOTE 7 - NOTES PAYABLE - RELATED PARTIES

SURGIJET, INC.

         On October 23, 1998, the Company issued a demand promissory note in the amount of $400,000 in favor of SurgiJet, Inc., a company then related through common shareholders. Interest accrued on the unpaid principal at a variable interest rate based on the prime rate totaled $139,955 on February 11, 2003. In connection with the Merger Agreement, an amendment to the note was executed on February 11, 2003 under which the accrued interest was reduced to $49,652, the accrual of additional interest was halted, and scheduled principal and interest payments were established. Under the amended note, the first payment of $30,000 was due on February 11, 2003 with equal monthly installments of $15,000, including interest due on the first of each month, and all outstanding principal and interest was due and payable upon successful completion of the Company's 2002 financial statements. As a result of the amendment, the Company recorded a $90,303 gain during the third quarter of 2003 based on the difference between the total accrued interest expense included on the amended note and the total interest of $139,955 previously accrued. During 2003 payments totaling $45,000 were made by the Company. As discussed more fully in Note 11, the validity of the underlying note, as well as the amended note, is disputed by the Company, and is a subject of on-going litigation between the Company and SurgiJet. Pending the outcome of the litigation, the Company ceased making scheduled payments on this note. As of June 30, 2004 and December 31, 2003, the outstanding principal balances and accrued interest payable balances on this note were $360,976 and $43,676, respectively. At June 30, 2004 the entire principal balance of the note is reflected as a current liability, and as of December 31, 2003, $273,832 of the principal balance is reflected as a current liability and $87,144 was reflected as long term debt.

DENTAJET, INC.

         During 2002, the Company entered into a promissory note for a principal sum of $91,000, plus interest at the rate of 10% per annum with DentaJet, Inc. ("DentaJet"), a Company then related through common shareholders. During 2002 and 2003, the Company borrowed an additional $72,000 from, and made payments totaling $27,482, to DentaJet, resulting in an outstanding principal balance of $135,518 at December 31, 2003 and June 30, 2004. During the six months ended June 30, 2004 the Company recorded $8,046 of interest expense related to this note, and as of June 30, 2004 and December 31, 2003 accrued interest payable on this note totaled $32,790 and $24,745, respectively.

         Pursuant to the Merger Agreement, the loan was due and payable upon successful completion of an independent audit of the Company's 2002 financial statements. However, as discussed more fully at Note 11, the validity of this note is being disputed by the Company, and is a subject of on-going litigation between the Company and SurgiJet.

FINANCIAL ENTREPRENEURS, INC. ("FEI")

         In connection with the Merger Agreement in 2003, the Company assumed a promissory note during 2003 originally entered into between PNAC and FEI, a significant shareholder of the Company, during 2002. The note bears interest at an annual rate of 7.5%, and matures on April 3, 2009. Upon consummation of the merger in February 2003, the outstanding principal and accrued interest payable balances were $206,649 and $11,462, respectively. During 2003, the Company added net borrowings of $43,476 to the note, and accrued additional interest expense of $17,072, resulting in an outstanding principal balance and accrued interest payable balances at December 31, 2003 of $250,125 and $28,534, respectively. During the six months ended June 30, 2004, net activity resulted in an increase to the outstanding principal of $15,865, and $11,219 of additional interest was accrued. As of June 30, 2004 the outstanding principal and accrued interest payable on this note were $265,990 and $39,752, respectively.

SHAREHOLDERS

         During 2002, the Company entered into a promissory note with Lance Doherty, a shareholder of the Company, for a principal sum of $19,000 plus interest at the rate of 10% per annum. As of June 30, 2004 and December 31, 2003 the outstanding principal balance of this note was $19,000. During the six months ended June 30, 2004 $1,151 of additional interest was accrued, and as of June 30, 2004 accrued interest payable totaled $5,071. Pursuant to the Merger Agreement, this note was due and payable upon successful completion of an independent audit of the Company's 2002 financial statements. However, as discussed more fully at Note 11, the validity of this note is being disputed by the Company, and is a subject of on-going litigation between the Company and Mr. Doherty.

NOTE 8 - COMMITMENTS

LICENSE AGREEMENTS

         Under the terms of the technology license agreements with SurgiJet, the Company is obligated to pay a royalty of 7% of revenues received from sales of the products, up to $400 million of revenues over the course of the agreements, and 5% of revenues thereafter. The license agreements with SurgiJet also provide for a minimum royalty of $60,000 per year that may be used as a credit toward payment of future royalties due on product sales.

         Under the terms of the patent license agreement entered into during 2003, the Company is obligated to pay a royalty of 6% of net sales of products utilizing the licensed patent technology. The license agreement also provides for a minimum royalty of $24,000 per year that may be used as a credit toward payment of future royalties due on product sales.

NOTE 9 - SHAREHOLDERS' EQUITY (DEFICIT)

COMMON STOCK ACTIVITY

         During the second quarter of 2004, the Company issued a total of 7,490,000 shares of common stock. Of this total, 115,000 shares were issued in connection with private equity placements, 600,000 shares were issued from common stock subscriptions received in 2003, 2,400,000 shares were issued as compensation for consulting services, 750,000 shares were issued in connection with a product licensing agreement, 75,000 shares were issued pursuant to litigation settlement agreements, and 150,000 shares were issued pursuant to a securities purchase agreement entered into in connection with one of the secured debt agreements completed during the quarter.

         In connection with the issuance of these shares, the Company recorded expenses of $2,280,000 related to the shares issued for consulting services and $59,250 related to the shares issued pursuant to litigation settlements. In addition, 712,500 was capitalized in connection with the shares issued in connection with the product license agreement and $106,500 was recorded as debt discount related to the shares issued pursuant to the securities purchase agreement. All amounts recorded in connection with the issuance of these shares were based on the fair value of the stock on the date of issuance.

         In addition, during the second quarter of 2004, the Company issued an aggregate of 3,400,000 shares of common stock as collateral under completed and pending debt agreements. The issuance of these shares was recorded as reductions to Additional Paid in Capital based on the par value of shares issued.

WARRANT ACTIVITY

         During the second quarter of 2004, the Company issued 5-year warrants to purchase an aggregate of 2,080,833 shares of its common stock. Of this total, an aggregate of 1,903,333 warrants were issued in connection with secured debenture agreements completed during the quarter at exercise prices ranging from $0.60 to $1.50 (see Note 5), 110,000 warrants were issued in connection with private equity placements at an exercise price of $2.25 per share, 37,500 warrants were issued at an exercise price of $2.25 per share for services provided to the company and 30,000 warrants were issued at an exercise price of $1.00 in connection with a working capital advance made to the Company.

         During this period, the Company recorded debt discount totaling $810,815 and professional fees totaling $64,238 related to warrants issued in connection with the debenture agreements, professional fees totaling $17,032 related to warrants issued in connection with the working capital advance and consulting expense in the amount of $11,612 in connection with the warrants issued for services. All amounts recorded in connection with these warrants were based on the fair value of the warrants issued using a Black-Scholes model valuation.

         The following table summarizes the number of outstanding common stock warrants as of June 30, 2004:
                                                                Weighted Average
                                                    Number      Exercise Price
                                                  ------------   ------------

         Outstanding at December 31, 2003           12,102,480   $       2.53
              Granted                                  825,000           1.87
              Forfeited                                     --             --
              Exercised                                     --             --
                                                  ------------   ------------
         Outstanding at March 31, 2004              12,927,480   $       2.49
              Granted                                2,080,833           1.00
              Forfeited                                     --             --
              Exercised                                     --             --
                                                  ------------   ------------
         Outstanding at June 30, 2004               15,008,313   $       1.87
                                                  ============   ============

         The following table summarizes additional information with respect to outstanding common stock warrants at June 30, 2004:

                              Number    Weighted Average Life     Number
         Exercise Price    Outstanding   Remaining in Months   Exercisable
         --------------   ------------  ---------------------  -----------
            $0.60             500,000           60                500,000
            $0.90           1,153,333           58              1,153,333
            $1.00           6,101,480           43              5,101,480
            $1.10             250,000           56                250,000
            $1.23              45,000           49                 45,000
            $1.50             280,000           56                280,000
            $2.25           4,403,500           49              4,403,500
            $2.50             505,000           40                505,000
            $3.00              50,000           43                 50,000
            $5.00           1,720,000           43              1,720,000
                          ------------                         -----------
                           15,008,313                          14,008,313
                          ============                         ===========

NOTE 10 - SETTLEMENT AGREEMENTS AND LOAN PAYABLE

         In November 2002, the Company entered into settlement agreements with an officer and an employee related to accrued but unpaid fees for consulting services rendered by them prior to the consummation of the Merger in the aggregate of $700,000. Under the agreements a total of $450,000 was converted into 211,267 shares of the Company's common stock, during 2003, based upon the closing price on the effective date the Merger Agreement. The balance owed of $250,000 was converted into two notes payable that bear interest at an annual rate of 3.5% and provide for the principal to be paid over equal installments for the duration of the loans. At June 30, 2004 and December 31, 2003, the aggregate balances on these notes were $93,749 and $104,166, respectively and the respective accrued interest payable balances were $8,125 and $6,330.

NOTE 11 - CONTINGENCIES

         During 2003, the Company initiated litigation against SurgiJet, Inc., its former parent company, and certain directors, officers and shareholders of SurgiJet. The action was initially filed by the Company for a judicial determination that a $400,000 Promissory Note issued by the Company and payable to SurgiJet ("SurgiJet Note"), prior to the completion of the Merger Agreement, is not enforceable, and for recovery of payments previously made on the note. Subsequently, the Company challenged the validity of other notes payable carried on the Company's books at the effective date of the Merger Agreement, including notes to DentaJet, Lance Doherty (former President of VisiJet and beneficial owner of more than 5% of its outstanding Common Stock) and Rex Doherty.

         SurgiJet and its principals filed a cross-action against the Company, and its directors and certain officers, seeking damages of approximately $800,000, rescission of the Merger Agreement, other specified damages, interest and attorney's fees. In the cross-complaint, SurgiJet and its principals allege breach of the Merger Agreement between the Company and SurgiJet, breach of the Assumption of Liabilities Agreement (including Notes Payable to DentaJet, Lance Doherty and Rex Doherty) entered into in connection with the Merger Agreement, and breach of the SurgiJet Note, along with fraud and unfair business practices.

         The Company believes the allegations to the cross-complaint are wholly without merit and plans to vigorously pursue its claims and contest the cross-complaint.

         The Company is also a defendant in a breach of contract claim from an outside provider of accounting services for work performed for the Company prior to the effective date of the Merger Agreement, for $43,500, plus interest. The Company has denied the allegations of the complaint and is vigorously contesting the action. The Company has filed a Cross Complaint alleging professional negligence, breach of contract, breach of covenant of good faith and fair dealing and aiding and abetting breach of fiduciary duty.

         In January 2004, the Company was served a summons which named the Company and certain of its officers as defendants in an action filed by a corporation claiming it was owed fees related to professional employment placement services in the approximate amount of $114,500. The Company denies the allegations of the complaint and plans to vigorously contest the action.

         In February 2004, the Company was served a summons which named the Company as one of several defendants in an action filed by an individual seeking damages of approximately $450,000 based on claims including breach of contract, promissory fraud and negligent misrepresentation related to activities that occurred, and involving owners and management of the Company, prior to the effective date of the Merger Agreement. The Company denies any involvement in the activities included in the allegations, and does not anticipate the necessity to defend this action.

NOTE 12 - RELATED PARTY TRANSACTIONS

         During the three and six months ended June 30, 2004 the Company recorded $15,000 and $30,000, respectively, of consulting fees to a corporation owned by a director of the Company. As of June 30, 2004, $2,500 related to this agreement was included in accounts payable.

         In January 2004, the retainer due under a consulting agreement between the Company and a director was increased from $5,000 to $15,000 per month. During the three and six months ended June 30, 2004 the Company recorded $45,000 and $90,000, respectively of consulting fees and expenses of $6,221 and $8,753, respectively, in connection with this agreement. As of June 30, 2004, $85,104 related to this agreement was included in accounts payable.

         During the three and six months ended June 30, 2004 the Company recorded $45,000 and $90,000, respectively, of consulting fees in connection with an agreement with a corporation controlled by two shareholders, each of whom own beneficially in excess of 5% of the outstanding shares of the Company's common stock. Pursuant to this agreement, entered into in April 2003, the Corporation is entitled to receive a monthly fee of $15,000, provided however that payment of accrued fees is not payable by the Company until such time as the Company has a minimum cash balance of $2.5 million. At June 30, 2004 a total of $225,000 in fees recorded pursuant to this agreement is included in accrued expenses.

         During the three months ended March 31, 2004 the Company recorded finders' fee expenses in the amount of $15,000, to a corporation controlled by an individual who beneficially owns in excess of 5% of the outstanding shares of common stock of the Company. In addition, during the three and six months ended June 30, 2004 the Company reimbursed the corporation for travel expenses related to business of the Company totaling $5,600 and $9,937, respectively. As of June 30, 2004, all amounts accrued related to finders' fees and expenses had been paid.

         During the second quarter of 2004, the Company and the same corporation entered into an agreement pursuant to which the corporation agreed to loan the Company shares of the Company's common stock owned by the corporation for use by the Company as collateral in subsequent financing transactions. In return, the Company agreed to reduce the exercise price of 1,543,000 warrants previously issued to the corporation from $5.00 per share to $1.00 per share. In connection with the warrant re-pricing the Company recorded a non-cash expense of $546,403 during the second quarter based on a Black-Scholes model valuation. As of June 30, 2004 all shares borrowed by the Company from the corporation pursuant to this agreement had been returned to the corporation.

         In May 2004 the Company received a working capital advance in the amount of $200,000 from an individual related to the controlling stockholder of the same corporation, and in June 2004, the advance was repaid.

NOTE 13 - Security Lending Agreement

         In April 2004, the Company and a corporation that beneficially owns in excess of 5% of the outstanding shares of common stock of the Company entered into an agreement pursuant to which the corporation agreed to make available 3 million free-trading shares of the Company's common stock, for use by the Company as collateral in subsequent financing transactions. In accordance with the terms of this agreement, the Company is obligated to pay interest on the value of shares borrowed (assuming a value of $1.00 per share) based on the LIBOR rate plus 50 basis points, and must return the borrowed shares by November 30, 2004. In the event of default, the Company has agreed to file a Registration Statement and to return any shares, within 72 hours, that had not previously been returned by the due date. As of June 30, 2004 the Company had borrowed a total of 1,550,000 shares pursuant to this agreement, and the Company had accrued interest expense totaling $9,515.

NOTE 14 - SUBSEQUENT EVENTS

DEBENTURE AGREEMENT NON-COMPLIANCE

         As of July 5, 2004 the Company had not repaid the $750,000 principal balance of the secured debenture entered into in May 2004 as required in the debenture agreement. Based on the Company's failure to repay the principal balance by the scheduled maturity date the Company is currently in default under this instrument.

         As of July 24, 2004 the Company had not completed the filing of a registration statement as required under the registration rights agreement between the Company and the holders of $1,000,000 of convertible debentures entered into in June 2004. Accordingly, the Company is in default of its obligation to file the Registration Statement.

CONVERTIBLE DEBENTURE

         In July 2004, the Company entered into convertible note agreements with an institutional lender with an aggregate principal balance of $1,000,000, and received net proceeds of $900,000 after subtracting related placement agent fees and expenses totaling $100,000. The note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share.

         The principal balance of the note, plus any accrued and unpaid interest, is due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     The certificate of incorporation and the by-laws of the registrant provide that the registrant shall indemnify its officers, directors and certain others to the maximum extent permitted by the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of the State of Delaware provides in relevant part as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     The General Corporation Law does not allow for the elimination or limitation of liability of a director: (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 thereof; or (iv) for any transaction from which the director derived an improper personal benefit. The General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

     In addition, pursuant to our certificate of incorporation and by-laws, we shall indemnify our directors and officers against expenses (including judgments or amounts paid in settlement) incurred in any action, civil or criminal, to which any such person is a party by reason of any alleged act or failure to act in his capacity as such, except as to a matter as to which such director or officer shall have been finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

       SEC registration fee                              $    1,344
       Printing and duplication expenses                 $    2,000
       Legal fees and expenses                           $   40,000
         Accounting Fees                                 $   20,000
         Miscellaneous                                   $    2,666
                                                         -----------
TOTAL                                                    $   66,000
                                                         ===========

Item 26.  Recent Sales of Unregistered Securities.

     The securities of the Company that were issued by it within the past three years and were not registered with the SEC are described below.

     In April 2002, the Company issued 300,000 shares of restricted Common stock to an investor in consideration for the investor's cancellation of an outstanding warrant to purchase 5,500,000 shares of the Company's Common Stock for an exercise price of $100,000.

     In May 2002, the Company issued 135,000 shares of restricted Common Stock, and a five-year warrant to purchase an additional 135,000 shares of Common Stock at an exercise price of $2.50 per share, to a single private investor. The purchase price was $150,000.

     In August 2002, the Company issued an additional 100,000 shares of restricted Common Stock, and a five year warrant to purchase an additional 100,000 shares of Common Stock, at an exercise price of $2.50 per share, to a single private investor. The purchase price was $100,000.

     In February 2003 the Company issued 12,128,481 shares of Common Stock to 217 persons upon the acquisition of its predecessor, VisiJet, Inc. through a statutory merger. The Company believes the transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 3(a)(10) thereof.

     During 2003 the Company received gross proceeds of $4,575,000 from the sale of 5,749,987 shares and warrants to purchase 6,249,986 shares of Common Stock to 47 private investors.

     During the first and second quarters of 2004 the Company received gross proceeds of $585,000 from the sale of 585,000 shares and warrants to purchase 585,000 shares of Common Stock to 12 private investors.

     In May 2004, the Company issued a $750,000 debenture to a group of five private investors. The principal balance of the debenture is due and payable on July 5, 2004, and the debenture bears interest at an annual rate of 15%. In addition, the debenture holders received warrants to purchase 500,000 shares of the Company's common stock, exercisable through May 6, 2009, at an exercise price of $0.90 per share.

     In May 2004, the Company issued $800,000 in convertible debentures to two private lenders. The principal balance of the debentures is due and payable on the earlier of (i) one hundred and five (105) days from the issue date, or (ii) ten (10) business days from the date the Company's Registration Statement is declared effective by the Securities and Exchange Commission. The debentures bear interest at an annual rate of 10%, which is due and payable on the maturity date. In addition, the debenture holders received an aggregate of 533,000 warrants to purchase shares of the Company's common stock, exercisable through May 6, 2009 at an exercise price of $0.90 per share.

     In June 2004, the Company issued $1,000,000 in convertible debentures to two private lenders. The principal balance of the debentures is due and payable on June 24, 2006 and the debentures bear interest at an annual rate of 8%. In addition, the debenture holders received an aggregate of 150,000 shares of the company's common stock, and an aggregate of 750,000 warrants to purchase shares of the Company's common stock, exercisable through June 24, 2009, at an exercise price of $1.50 per share, provided however that the exercise price with respect to an aggregate of 500,000 of the warrants is reduced to $0.60 per share during the period from the date of issuance through the date twelve (12) months after the Securities and Exchange Commission declares effective a registration statement registering the resale of shares underlying the warrants.

     In July 2004, the Company entered into convertible debentures agreements with a private lender with an aggregate principal balance of $1,000,000, and received net proceeds of $900,000 after subtracting related placement agent fees and expenses totaling $100,000. The note bears interest, at an annual rate of 8%, which is due and payable quarterly beginning on October 31, 2004. In addition, the debenture holders received warrants to purchase 750,000 shares of the Company's common stock, exercisable through July 23, 2011, at an exercise price of $1.00 per share. The principal balance of the note, plus any accrued and unpaid interest, is due and payable on July 23, 2014, provided however, that on or after July 31, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. The outstanding principal of the debentures may be converted into shares of the Company's common stock, at the option of the note holder, based on an initial conversion price of $0.54 per share, subject to adjustment as defined in the agreement.

     In October 2004, the Company entered into convertible debenture agreements with four private lenders with an aggregate principal balance of $850,000, and received net proceeds of $788,000 after subtracting related placement agent fees and expenses totaling $62,000. The notes bear interest, at an annual rate of 8%, which is due and payable quarterly beginning on December 31, 2004. The principal balance of the note, plus any accrued and unpaid interest is due and payable on October 6, 2014, provided however, that on or after October 6, 2007 the Company, at the option of the note holder, may be obligated to repurchase the note at a price equal to 100% of the outstanding principal and interest. In addition, the note holders received warrants to purchase 850,000 shares of the Company's common stock, exercisable through October 6, 2009 at an exercise price of $0.40 per share. In connection with these agreements, the Company agreed to issue a total of 500,000 additional warrants to the holders of an aggregate of $2,000,000 of convertible debenture agreements entered into in June and July 2004, and to reduce the initial conversion price of these debentures to $0.35 per share.

     Except as noted above, the Company believes that each of the foregoing transactions was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and Regulation D thereunder.

     On October 7, 2004 the Company issued 450,000 shares of Series A Convertible Preferred Stock ("Series A Shares") to Langley Park Investments, PLC, a United Kingdom corporation. The Company issued the Series A Shares in exchange for 2,477,974 newly issued Ordinary Shares of Langley Park Investments, PLC, with an agreed value of (pound)1.00 (pound) per share. While the share certificates were issued, no Certificate of Designation establishing the rights, privileges and preferences of the Series A Preferred Stock has been filed with the Delaware Secretary of State as of the date of this Registration Statement.

     The Company believes that the foregoing securities issuance was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and Regulation S thereunder.

Item 27.  Exhibits.

Exhibit No.   Exhibit Description
-----------   -------------------

      2.1 Second Amended and Restated Agreement and Plan of Merger, dated December 20, 2002 among Ponte Nossa Acquisition Corp., VisiJet, Inc., and VisiJet Acquisition Corporation (1)

      2.2 Amendment No. 1, dated January 15, 2003, to Second Amended and Restated Agreement and Plan of Merger (2)

      3.1   Restated Certificate of Incorporation of the Company (3)

      3.2   Amended and Restated Bylaws (4)

      5.1   Form of Opinion of Haddan & Zepfel LLP

      10.1 Patent License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

      10.2  Amendment No. 1 to Patent License Agreement, dated November 6, 2002
            (3)

      10.3 Technology License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

      10.4 Amendment No. 1 to Technology License Agreement, dated November 6, 2002 (3)

      10.5 Trademark License Agreement between SurgiJet, Inc. and VisiJet, Inc., dated October 23, 1998 (4)

      10.6 Amendment No. 1 to Trademark License Agreement, dated November 6, 2002 (3)

      10.7  Warrant, dated February 11, 2003, issued to PCL Associates (4)

      10.8  Warrant, dated February 11, 2003, issued to David E. Eisenberg Trust
            (4)

      10.9  Warrant, dated February 11, 2003, issued to Laurence Schreiber (4)

      10.10 Warrant, dated February 11, 2003, issued to Financial Entrepreneurs Incorporated (4)

      10.11 Form of Stock Purchase Warrant Used in February 2004 Private Placement(5)

      10.12 Form of 24% Secured Subordinated Debenture Used in February 2004 Private Placement(5)

      10.13 Securities Purchase Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P. and Bridges & Pipes, LLC
            (6)

      10.14 Form of Convertible Debenture Issued Pursuant to June 24, 2004 Stock Purchase Agreement (6)

      10.15 Form of Warrant (stepped price) issued pursuant to June 24, 2004 Stock Purchase Agreement (6)

      10.16 Form of Warrant (fixed price) issued pursuant to June 24, 2004 Stock Purchase Agreement (6)

      10.17 Registration Rights Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P. and Bridges & Pipes, LLC
            (6)

      10.18 Pledge and Escrow Agreement, dated June 24, 2004, between the Company, Bushido Capital Master Fund, L.P., Bridges & Pipes, LLC, and Tarter Krinsky & Drogin LLP, as Escrow Agent (6)

      10.19 Term Credit Agreement, dated May 6, 2004, between the Company Inc. and HIT Credit Union (7)

      10.20 Form of $750,000 Term Note, dated May 6, 2004, issued by the Company to HIT Credit Union(7)

      10.21 Security Agreement, dated May 6, 2004, between the Company and HIT Credit Union(7)

      10.22 Stock Purchase Agreement, dated May 6, 2004 between the Company, Platinum Long Term Growth LLC and Rock II, LLC (7)

      10.23 10% Convertible Debenture for $550,000,dated May 6, 2004, issued by the Company to Platinum Long Term Growth LLC (7)

      10.24 10% Convertible Debenture for $250,000,dated May 6, 2004, issued by VisiJet, Inc., to Rock II, LLC (7)

      10.25 Warrant To Purchase 366,666 Shares of Common Stock of the Company, issued to Platinum Long Term Growth LLC (7)

      10.26 Warrant To Purchase 166,667 Shares of Common Stock of the Company, issued to Rock II, LLC (7)

      10.27 Form of Registration Rights Agreement, dated May 6, 2004 between the Company, Platinum Long Term Growth LLC and Rock II, LLC (7)

      10.28 Manufacturing, Supply and Distribution Agreement, dated May 7, 2004 between the Company and Gebauer Medizintechnik GmbH (7)

      10.29 Securities Purchase Agreement, dated July 23, 2004 between the Company and Libertyview Special Opportunities Fund, LP (7)

      10.30 8% Convertible Note for $1,000,000, dated July 23, 2004, issued by the Company to Libertyview Special Opportunities Fund, LP (7)

      10.31 Warrant To Purchase 750,000 Shares of Common Stock of the Company, issued to Libertyview Special Opportunities Fund, LP (7)

      10.32 Registration Rights Agreement, dated July 23, 2004, between the Company and Libertyview Special Opportunities Fund, LP (7)

      10.33 Convertible Preferred Stock Purchase Agreement, dated August 24, 2004 between the Company and Langley Park Investments PLC (8)

      10.34 Securities Purchase Agreement, dated October 6, 2004, between the Company and certain investors relating to $885,000 in convertible debentures

      10.35 Form of Convertible Debenture issued under October 6, 2004 Securities Purchase Agreement

      10.36 Form of Stock Purchase Warrant issued under October 6, 2004 Securities Purchase Agreement

      10.37 Registration Rights Agreement, dated October 6, 2004 between the Company, Bushido Capital Master Fund L.P., Bridges & Pipes LLC, Libertyview Special Opportunities Fund, LP, Gamma Opportunity Capital Partners LP, Blue Fin Partners, Inc. and Little Gem Life Sciences Fund, LLC

      10.38 Amendment TO Securities Purchase Agreement dated October 6, 2004 between the Company, Gamma Opportunity Capital Partners L.P., Bridges & PIPES LLC, LibertyView Special Opportunities Fund, LP, Blue Fin Partners, Inc. and Little Gem Life Sciences Fund, LLC

      10.39 Securities Purchase Amendment Agreement dated October 7, 2004, between the Company, Bushido Capital Master Fund L.P., Bridges & Pipes LLC, and Libertyview Special Opportunities Fund, LP

      10.40 Amended Convertible Debenture, dated October 7, 2004, issued to Bridges & Pipes LLC

      10.41 Amended Convertible Debenture, dated October 7, 2004, issued to Bushido Capital Master Fund LP

      10.42 $1,000,000 Convertible Note, dated July 23, 2004, as amended October 6, 2004, issued to Libertyview Special Opportunities Fund, LP

      10.43 Warrant to Purchase 750,000 shares, dated October 6, 2004, issued to Libertyview Special Opportunities Fund, LP

      10.44 Warrant to Purchase 250,000 shares, dated October 6, 2004, issued to Libertyview Special Opportunities Fund, LP

      14    Code of Ethics(5)

      23.1  Consent of Peterson & Co. LLP, Certified Public Accountants

      23.2  Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)
----------------

      (1) Incorporated by reference from Report on Form 8-K of the Company, filed January 7, 2003

      (2) Incorporated by reference from Report on Form 8-K of the Company, filed February 14, 2003

      (3) Incorporated by reference from Quarterly Report on Form 10-QSB of the Company for the quarter ended June 30, 2003, filed August 15, 2003

      (4) Incorporated by reference from Annual Report on Form 10K-SB of the Company for the year ended December 31, 2002, filed on April 14, 2003.

      (5) Incorporated by reference from Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed April 14, 2004.

      (6) Incorporated by reference from Report on Form 8-K of the Company, dated June 24, 2004, filed on August 18, 2004

      (7) Incorporated by reference from Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed on August 18, 2004.

      (8)   To be filed by amendment

Item 28. Undertakings.

     The undersigned registrant hereby undertakes that:

          (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

       (3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 12, 2004.

VISIJET, INC.

By:   /s/  Randal A. Bailey
   ----------------------------------------
      Randal A. Bailey,
      President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randal A. Bailey his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post- effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                               Date
---------                  -----                               ----

/s/ Randal A. Bailey       President and a Director            November 12, 2004
-------------------------  (Principal Executive Officer)
Randal A. Bailey

/s/ Laurence M. Schreiber Vice President, CFO and a Director November 12, 2004 ------------------------- (Principal Financial and
Laurence M. Schreiber      Accounting Officer)

Directors:

/s/ Richard H. Keates      Chairman of the Board of Directors  November 12, 2004
-------------------------
Richard H. Keates

/s/ Adam Krupp             Director                            November 12, 2004
-------------------------
Adam Krupp

/s/ Norman Schwartz        Director                            November 12, 2004
-------------------------
Norman Schwartz